                                                                       EXHIBIT 2


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
                                  x
                                  :
In re:                               Chapter 11
                                  :  Case No. 93-B-42967(JLG)
   TELEMUNDO GROUP, INC.,         :

          Debtor.                 :
                                  x


              ---------------------------------------------------

                         TELEMUNDO GROUP, INC., DEBTOR,
                SECOND AMENDED CHAPTER 11 PLAN OF REORGANIZATION
              ----------------------------------------------------



New York, New York
April 29, 1994


                          FRIED, FRANK, HARRIS, SHRIVER
                            & JACOBSON
                          (A Partnership Including
                            Professional Corporations)
                          Attorneys for Telemundo Group, Inc.,
                            Debtor and Debtor-In-Possession
                          One New York Plaza
                          New York, New York  10004-1980
                          Attn:  Brad Eric Scheler, Esq.
                                (212) 820-8000  (BES-4862)

                               TABLE OF CONTENTS

                                                                           PAGE

                                  ARTICLE ONE
DEFINITIONS ..............................................................   1

                                  ARTICLE TWO

                   PROVISIONS FOR TREATMENT OF ADMINISTRATIVE
                            EXPENSES AND GAP CLAIMS

      2.01.       Administrative Expenses ................................  13

      2.02.       Gap Claims .............................................  13

                                 ARTICLE THREE

                PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS

      3.01.       Priority Tax Claims ....................................  13

      3.02.       Prepayment of Allowed Priority
                  Tax Claims .............................................  14

                                  ARTICLE FOUR

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      4.01.       Priority Claims ........................................  14

      4.02.       Secured Claims .........................................  14

      4.03.       Unsecured Claims .......................................  14

      4.04.       Interests ..............................................  14

                                  ARTICLE FIVE

               IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
                     IMPAIRED AND NOT IMPAIRED BY THIS PLAN

      5.01.       Classes of Claims and Interests Not
                  Impaired by this Plan ..................................  15

      5.02.       Classes of Claims and Interests
                  Impaired by this Plan and Entitled
                  to Vote ................................................  15

      5.03.       Classes of Interests Impaired by this Plan and
                  Deemed to Reject this Plan .............................  15

                                  ARTICLE SIX

                PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

      6.01.       Priority Claims ........................................  15

      6.02.       Miscellaneous Secured Claims ...........................  16

      6.03.       General Claims .........................................  16

      6.04.       Convenience Claims .....................................  16

      6.05.       Zero Coupon Note Claims ................................  16

      6.06.       13-5/8% Debenture Claims ...............................  16

      6.07.       12% Debenture Claims ...................................  16

      6.08.       Telemundo Common Stock .................................  20

      6.09.       Telemundo Options ......................................  20

      6.10.       Telemundo Warrants and Other Equity
                  Interests in the Debtor ................................  20

                                 ARTICLE SEVEN

                                 NEW INVESTMENT

      7.01.       Investment by Telemundo Common
                  Stockholders and Others ................................  20

      7.02.       Payment to Reliance for Acting as
                  Standby Purchaser ......................................  21

                                 ARTICLE EIGHT

              PROVISIONS OF DEBT AND OTHER SECURITIES TO BE ISSUED
                             PURSUANT TO THIS PLAN

      8.01.       New Senior Notes .......................................  21

      8.02.       Reorganized Telemundo Common Stock .....................  26

      8.03.       Creditor Warrants ......................................  27

      8.04.       Reliance Warrants ......................................  28

                                  ARTICLE NINE

                ACCEPTANCE OR REJECTION OF THIS PLAN; EFFECT OF
              REJECTION BY ONE OR MORE IMPAIRED CLASSES OF CLAIMS
                                  OR INTERESTS

      9.01.       Each Impaired Class Entitled
                  to Vote Separately .....................................  29

      9.02.       Acceptance by a Class of Creditors .....................  29

      9.03.       Acceptance of this Plan by Debtor ......................  29

      9.04.       Rejection by a Class of Interests ......................  29

      9.05.       Confirmation Notwithstanding Rejection by
                  a Class ................................................  29

                                  ARTICLE TEN

                              CONDITIONS PRECEDENT

      10.01.      Conditions to Confirmation ............................  29

      10.02.      Conditions to Consummation ............................  29

      10.03.      Effect of Nonoccurrence of the Conditions .............  29


                                 ARTICLE ELEVEN

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      11.01.      Assumption and Rejection of Executory
                  Contracts .............................................  32

      11.02.      Bar for Rejection Damages .............................  32


                                 ARTICLE TWELVE

                             DIRECTORS AND OFFICERS

      12.01.      Directors of Reorganized Telemundo ....................  32

      12.02.      Executive Officers of Reorganized
                  Telemundo .............................................  32

                                ARTICLE THIRTEEN

                          IMPLEMENTATION OF THIS PLAN

      13.01.      Vesting of Property ...................................  29

      13.02.      Surrender and Cancellation of
                  Securities, Notes or Other
                  Instruments; Discharge of
                  Indenture Obligations .................................  33

      13.03.      Undeliverable Distributions ...........................  29

      13.04.      Stock Option Plans ....................................  29


                                ARTICLE FOURTEEN

                       PROVISIONS COVERING DISTRIBUTIONS

      14.01.      Time of Distributions Under
                  this Plan .............................................  34

      14.02.      No Fractional Securities ..............................  35

      14.03.      Allocation Between Principal
                  and Accrued Interest ..................................  35


                                ARTICLE FIFTEEN

                       PROCEDURES FOR RESOLVING DISPUTED
                              CLAIMS AND INTERESTS


      15.01.      Objections to and Estimation of Claims
                  and Interests .........................................  35

      15.02.      Procedure .............................................  36

      15.03.      Payments and Distributions With Respect to
                  Ultimately Allowed Claims .............................  36

      15.04.      Timing of Payments and Distributions
                  With Respect to Disputed Claims .......................  36

      15.05.      Retention and Enforcement of Causes
                  of Action .............................................  36

                                ARTICLE SIXTEEN

                    COMPROMISE, SETTLEMENT AND DISTRIBUTIONS
                         WITH RESPECT TO CERTAIN CLAIMS


      16.01.      The Blair Settlement Agreement ........................  37

      16.02.      The O & Y Letter Agreement ............................  37

      16.03.      Additional Payment ....................................  37

                               ARTICLE SEVENTEEN

                RELEASES, TERMINATIONS AND SETTLEMENTS OF CLAIMS


      17.01.      Discharge of All Claims and
                  Interests .............................................  37

      17.02.      Guaranties and Claims of
                  Subordination .........................................  42

      17.03.      Survival of Indemnification
                  Obligations ...........................................  43

      17.04.      Survival of Indemnification
                  Obligations to Indemnitees ............................  43

                                ARTICLE EIGHTEEN

                            MISCELLANEOUS PROVISIONS


      18.01.      Bankruptcy Court to Retain
                  Jurisdiction ..........................................  45

      18.02.      Binding Effect of this Plan ...........................  46

      18.03.      Nonvoting Equity Securities ...........................  46

      18.04.      Authorization of Corporate Action .....................  46

      18.05.      Withdrawal of this Plan ...............................  46

      18.06.      Captions ..............................................  47

      18.07.      Method of Notice ......................................  47

      18.08.      Dissolution of Creditors'
                  Committee .............................................  47

      18.09.      Section 1125(e) of the
                  Bankruptcy Code .......................................  48

      18.10.      Continued Confidentiality
                  Obligations ...........................................  48

      18.11.      Amendments and Modifications
                  to Plan ...............................................  48

                                   EXHIBITS

          Exhibit         P-1   Blair Settlement Agreement

          Exhibit         P-2   Creditor Warrant Agreement

          Exhibit         P-3   New Senior Note Indenture

          Exhibit         P-4   1994 Stock Option Plan

          Exhibit         P-5   O & Y Letter Agreement

          Exhibit         P-6   Reliance Warrant Agreement

          Exhibit         P-7   Restated By-Laws of Telemundo Group, Inc.

          Exhibit         P-8   Restated Certificate of Incorporation of
                                Telemundo Group, Inc.

          Exhibit         P-9   Rights Plan

          Exhibit         P-10  Standby Purchase Agreement

          Exhibit         P-11  Registration Rights Agreement

                   DEBTOR'S SECOND AMENDED CHAPTER 11 PLAN

          TELEMUNDO GROUP, INC., a Delaware corporation, the above-captioned Debtor and Debtor-in-Possession, proposes the following Second Amended Chapter 11 Plan pursuant to section 1121(a) of the Bankruptcy Code:


                                  ARTICLE ONE

                                  DEFINITIONS

          Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless the context requires otherwise, the following words and phrases shall have the meanings set forth below when used in initially-capitalized form in this Plan:

          Additional Payment:  The additional payment to be made on the
          ------------------
Consummation Date calculated as provided herein and payable in the form of (a) New Senior Notes in an aggregate principal amount equal to the interest on $107,694,460 calculated at a rate per annum equal to 10.25% from and including January 31, 1994 through the last day of the month immediately prior to the Consummation Date plus (b) cash in an aggregate amount equal to the interest on
                  ----
$107,694,460 calculated at a rate per annum equal to 10.25% from the first day of the month in which the Consummation Date occurs through the Consummation Date. Interest hereunder shall be computed on the basis of a 365-day year for the actual number of days elapsed.

          Administrative Expense:  Collectively, (a) any cost or expense of
          ----------------------
administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code or (b) any fees or charges assessed against the Debtor's estate under title 28, United States Code, section 1930.

          Administrator:  The person designated by Section 17.04(a) of this Plan
          -------------
to administer payments required to be made by Reorganized Telemundo pursuant to such Section 17.04(a) of this Plan.

               AIF:  Apollo Investment Fund, L.P., a Delaware limited
               ---
partnership.

               AIF II:  Apollo Investment Fund II, L.P., a Delaware limited
               ------
partnership.

          Allowed:  With respect to Claims and Interests, (a) any Claim against
          -------
or Interest in the Debtor, proof of which was timely filed or by order of the Bankruptcy Court was not required to be filed or (b) any Claim or Interest that has been or is hereafter listed in the schedules of liabilities filed by the Debtor as liquidated in amount and not disputed or contingent and, in each such case in (a) and (b) above, as to which either (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection has been so interposed and the Claim or Interest has been allowed by a Final Order (but only to the extent so allowed).

          Apollo:  Collectively, AIF, AIF II, Lion, Apollo Advisors, L.P., or
          ------
any investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is Apollo Advisors, L.P., AIF, AIF II, Lion, or any principal or affiliate of any of them; provided, however, that no Entity shall be deemed to be within the definition of
- --------  -------
Apollo when that Entity ceases to be an affiliate of Apollo Advisors, L.P. or Lion, or an investment fund, investment account or other entity whose investing manager, investment advisor or general partner, or any principal thereof, is Apollo Advisors, L.P. or Lion, or any principal or affiliate of either of them.

          Ballot:  The form distributed, together with the Disclosure Statement,
          ------
to holders of Claims in classes that are impaired and entitled to vote on this Plan for the purpose of indicating acceptance or rejection of this Plan.

          Bankers Trust:  Bankers Trust Company, as successor indenture
          -------------
trustee under the 13-5/8% Indenture.

          Bankruptcy Code:  Title 11 of the United States Code, as amended
          ---------------
from time to time.

          Bankruptcy Court:  The United States Bankruptcy Court for the
          ----------------
Southern District of New York.

          Bankruptcy Rules:  The Federal Rules of Bankruptcy Procedure, as
          ----------------
amended from time to time.

          Bar Date:  November 12, 1993.
          --------

          Blair Claim:  The proof of Claim (claim No. 71) filed by the Blair
          -----------
Entities with the Bankruptcy Court against the Debtor in the amount of $157,705,704.87 in connection with the subject matter of the New York Action.

          Blair Entities:  Any one or more of John Blair Communications, Inc.,
          --------------
John Blair & Company, Inc., Blair Entertainment Corporation and JHR Acquisition Corp.

          Blair Settlement Agreement:  That certain settlement agreement by and
          --------------------------
between, inter alia, the Blair Entities, the Debtor, Reliance Capital Group,
         ----- ----
L.P., Reliance Associates, L.P., Reliance Capital Group, Inc., Reliance Group Holdings, Inc., Deloitte & Touche, Mr. Henry R. Silverman, Mr. Donald G. Raider, Mr. Peter J. Housman II, and the Creditors' Committee, attached hereto as Exhibit P-1.

          Business Day:  Any day other than a Saturday, Sunday or "legal
          ------------
holiday", as such term is defined in Bankruptcy Rule 9006(a).

          Buy-In Price Appreciation:  An amount equal to the product of (i) $7
          -------------------------
per share times (ii) a rate equal to 5% per annum applied for the period from
          -----
January 31, 1994 through and including the day that is thirty (30) days after the Confirmation Date.

          Canceled Security:  A security, note or other instrument evidencing a
          -----------------
Claim or Interest outstanding immediately prior to the Consummation Date, which security, note or other instrument represents a Claim or Interest that is impaired by this Plan.

          Cap:  An amount not to exceed $2.5 million that shall be used to pay
          ---
Covered Expenses incurred by Indemnitees arising out of or incurred in connection with Covered Claims.

          Causes of Action:  Any and all actions, causes of action (including,
          ----------------
without limitation, any causes of action on behalf of the Debtor, whether such actions or causes of action arose before or after the Filing Date, including the rights and powers of a trustee pursuant to sections 510, 542, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code), liabilities, suits, debts, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, rights, variances, trespasses, damages, judgments, executions, claims, objections to claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.

          Chapter 11 Case:  The case under chapter 11 of the Bankruptcy Code
          ---------------
that was commenced on the Filing Date.

          Claim:  Any right, that arises on or before July 30, 1993, the date of
          -----
the order for relief in the Chapter 11 Case, to (a) payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          Confirmation Date:  The date upon which the Confirmation Order shall
          -----------------
be entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

          Confirmation Hearing:  The hearing before the Bankruptcy Court on
          --------------------
the confirmation of this Plan.

          Confirmation Order:  The order of the Bankruptcy Court confirming
          ------------------
this Plan.

          Consummation Date:  The date which is the first Business Day on which
          -----------------
all conditions to consummation of this Plan shall have been satisfied; provided,
                                                                       --------
however, that no stay of the Confirmation Order is then in effect or, in the
- -------
event a stay of the Confirmation Order is then in effect, the first Business Day after such stay of the Confirmation Order is no longer in effect.

          Continental:  Continental Bank N.A., as indenture trustee under the
          -----------
Zero Coupon Indenture.

          Convenience Claim:  Any General Claim against the Debtor that (i) is
          -----------------
Allowed in an amount of $2,500 or less or (ii) is Allowed in an amount greater than $2,500, but which is reduced to $2,500 by election of the holder thereof pursuant to such holder's Ballot. All General Claims owned by a holder and any successor, predecessor, assignee, assignor, parent, subsidiary or stockholder of or to such holder shall be aggregated and treated as a single General Claim when determining whether such Claims qualify as Convenience Claims.

          CoreStates:  CoreStates Bank, N.A., as successor indenture trustee
          ----------
under the 12% Indenture.

          Covered Claims:  Any claims, proceedings, suits or arbitrations,
          --------------
pending or threatened, against an Indemnitee arising out of such Indemnitee's actions taken or omissions as an officer or director of Telemundo including the Gandal Litigation and the Profit Sharing Litigation.

          Covered Expenses:  Litigation costs, attorneys' fees and settlement
          ----------------
amounts, but not including judgments, to the extent not covered by insurance, as approved by the Administrator pursuant to this Plan.

          Creditor:  Any Entity that is the holder of a Claim against the Debtor
          --------
that arose on or before the order for relief in the Chapter 11 Case or a Claim against the Debtor's estate of the kind specified in section 502(f), 502(g), 502(h) or 502(i) of the Bankruptcy Code.

          Creditor Litigations:  Collectively, the cases captioned as follows:
          --------------------
(i) Bankers Trust Company, as successor indenture trustee, v. Telemundo Group,
    --------------------------------------------------------------------------
Inc., et. al., Supreme Court of the State of New York, County of New York, Index
- -------------
No. 93/103863; (ii) State Mutual Life Assurance Company of America and Executive
                    ------------------------------------------------------------
Life Insurance Company of New York, In Rehabilitation v. Continental Bank N.A.,
- ------------------------------------------------------------------------------
United States District Court for the Southern District of New York, 92 Civ. 7032; (iii) Bankers Trust Company, as successor indenture trustee, v. Reliance
            ------------------------------------------------------------------
Group Holdings, Inc., et al., Supreme Court of the State of New York, County of
- ----------------------------
New York, Index No. 92-35022; and (iv) CoreStates Bank, N.A. v. Reliance Group
                                       ---------------------------------------
Holdings, Inc., et al., Supreme Court of the State of New York, County of New
- ----------------------
York, Index No. 92-35260.

          Creditor Stock:  The 8,550,000 shares of Reorganized Telemundo Common
          --------------
Stock to be issued pursuant to the terms of this Plan.

          Creditor Warrant Agreement:  The Warrant Agreement, by and between
          --------------------------
Reorganized Telemundo and ________, as warrant agent, substantially in the form of Exhibit P-2 to this Plan, to be dated as of the Consummation Date.

          Creditor Warrants:  Warrants to purchase 643,462 shares of Series A
          -----------------
Common Stock at $7 per share on the terms and conditions set forth in Section
8.03 of this Plan and the Creditor Warrant Agreement.

          Creditors' Committee:  The Official Committee of Unsecured Creditors
          --------------------
in the Chapter 11 Case.

          Debenture Claim:  Any Claim in respect of any of the Debentures.
          ---------------

          Debentures:  The collective reference to the 12% Debentures, 13-5/8%
          ----------
Debentures, KSTS Notes, 1992 Zero Coupon Notes and 1993 Zero Coupon Notes.

          Debtor:  Telemundo Group, Inc., a Delaware corporation.
          ------

          Disclosure Statement:  The second amended disclosure statement
          --------------------
describing this Plan, prepared in accordance with section 1125 of the Bankruptcy Code and approved by order of the Bankruptcy Court, distributed to the holders of Claims whose votes with respect to this Plan will be solicited.

          Disputed:  With respect to Claims or Interests, any Claim or
          --------
Interest that is not Allowed.

          Distributable Cash:  An amount of cash equal to $30,639,375.
          ------------------

          Distributable Notes:  New Senior Notes in the aggregate principal
          -------------------
amount of $81,694,460; provided, however, that in no event shall the term
                       --------  -------
Distributable Notes include any New Senior Notes paid in respect of the Additional Payment or any New Senior Notes distributed pursuant to the Blair Settlement Agreement.

          Entity:  Any individual, corporation, limited or general partnership,
          ------
joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, governmental unit (as defined in the Bankruptcy Code), agency or political subdivision thereof.

          Equity Interests in the Debtor:  The equity interests in the Debtor
          ------------------------------
existing prior to the Confirmation Date represented by Telemundo Common Stock, Telemundo Options, Telemundo Warrants or any other options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating the Debtor to issue, transfer or sell any shares of capital stock of the Debtor.

          Estimated General Claims:  General Claims that are estimated in
          ------------------------
accordance with section 502(c) of the Bankruptcy Code or Bankruptcy Rule
3018(a).

          Filing Date:  June 8, 1993.
          -----------

          Final Order:  An order, ruling or judgment that is no longer subject
          -----------
to review, reversal, modification or amendment by appeal or writ of certiorari.
                                                                    ----------

          Gandal Litigation:  The action styled Alvin Gandal v. Telemundo Group,
          -----------------                     --------------------------------
Inc. et al., in the United States District Court for the District of Columbia,
- -----------
Civil Action No. CV89-2563 (Sporkin J.), and any related litigation and appeals.

          Gap Claim:  Any claim which is entitled to priority in payment under
          ---------
section 507(a)(2) of the Bankruptcy Code.

          General Claim:  Any Unsecured Claim other than a Debenture Claim.
          -------------

          GUC Cash:  The cash that would be distributable on the Consummation
          --------
Date pursuant to Section 6.03 of this Plan to holders of General Claims that have theretofore not been disallowed.

          GUC Notes:  The New Senior Notes that would be distributable on the
          ---------
Consummation Date pursuant to Section 6.03 of this Plan to holders of General Claims that have theretofore not been disallowed.

          GUC Stock:  The shares of Series A Common Stock that would be
          ---------
distributable on the Consummation Date pursuant to Section 6.03 of this Plan to holders of General Claims that have theretofore not been disallowed.

          GUC Warrants:  The Creditor Warrants that would be distributable on
          ------------
the Consummation Date pursuant to Section 6.03 of this Plan to holders of General Claims that have theretofore not been disallowed.

          Indemnitees:  All present and former officers and directors of
          -----------
Telemundo which officers and directors are not covered by Section 17.03 of this Plan and have (i) filed with the Bankruptcy Court, prior to the Bar Date, a proof of Claim for indemnification or contribution and (ii) prior to the commencement of the Confirmation Hearing, withdrawn or allowed to be expunged such proof of Claim with prejudice. No such withdrawal shall prejudice or limit in any way the right to participate as a Indemnitee.

          Indemnitees' Committee:  The committee comprised of Indemnitees who
          ----------------------
are co-defendants to any litigation covered by Section 17.04(a) of this Plan. Such committee shall act by majority vote.

          Indenture Trustees:  Collectively, Bankers Trust, Continental and
          ------------------
CoreStates.

          Initial Stock Price:  $7 per share.
          -------------------

          Interests:  Any Equity Interests in the Debtor.
          ---------

          KSTS Note Claims:  The $2,595,984 (which amount includes $1,389,328 of
          ----------------
unpaid principal and $175,326
of pre-Filing Date accrued interest with respect to the Note originally issued to Opportunity Capital Corporation and $1,031,330 of unpaid principal with respect to the Note originally issued to Alliance Credit Corporation) of Claims represented by the KSTS Notes, and, in addition thereto, all Claims, if any, based upon or arising out of the ownership, purchase or sale thereof.

          KSTS Notes:  The zero coupon notes, due August 14, 1992, issued on
          ----------
August 14, 1987 to Opportunity Capital Corporation and Alliance Credit Corporation in connection with the purchase of station KSTS, which serves the San Francisco/San Jose markets.

          Lion:  Lion Advisors, L.P., a Delaware limited partnership.
          ----

          Market Rate:  The rate of interest per annum (rounded upward, if
          -----------
necessary, to the nearest whole 1/100 of 1%) equal to the coupon issued yield equivalent (as determined by the Secretary of the Treasury) of the average accepted auction price for the last auction of 90-day United States Treasury bills settled at least fifteen (15) days prior to the Consummation Date.

          Miscellaneous Secured Claims:  Any and all Secured Claims against
          ----------------------------
the Debtor.

          New Senior Note Indenture:  The Indenture, by and between Reorganized
          -------------------------
Telemundo and __________, as trustee, substantially in the form of Exhibit P-3 to this Plan, to be dated as of the Consummation Date, which will govern the New Senior Notes.

          New Senior Notes:  All New Senior Notes issued under this Plan
          ----------------
pursuant to the terms of the New Senior Note Indenture.

          New York Action:  The action styled John Blair Communications, Inc.,
          ---------------                     --------------------------------
et al. v. Reliance Capital Group, L.P., et al., (Shainswit, J.), Supreme Court
- ----------------------------------------------
of the State of New York, County of New York, Index No. 5204/88.

          1994 Stock Option Plan:  The stock option plan of Reorganized
          ----------------------
Telemundo, substantially in the form of Exhibit P-4 to this Plan.

          1992 Zero Coupon Notes:  The Zero Coupon Senior Notes due August 15,
          ----------------------
1992, issued and outstanding under the Zero Coupon Indenture.

          1992 Zero Coupon Note Claims:  The $110,146,068 (which amount includes
          ----------------------------
$99,975,000 of unpaid principal and $10,171,068 of pre-Filing Date accrued inter-

est) of Claims represented by the 1992 Zero Coupon Notes, and, in addition thereto, all Claims, if any, based upon or arising out of the ownership, purchase or sale thereof.

          1993 Zero Coupon Notes:  The Zero Coupon Senior Notes due August 15,
          ----------------------
1993, issued and outstanding under the Zero Coupon Indenture.

          1993 Zero Coupon Note Claims:  The $98,626,016 (consisting of unpaid
          ----------------------------
principal) of Claims represented by the 1993 Zero Coupon Notes, and, in addition thereto, all Claims, if any, based upon or arising out of the ownership, purchase or sale thereof.

          O & Y Letter Agreement:  That certain letter agreement, dated April
          ----------------------
25, 1994, by and between the Debtor and the 1290 Landlord, resolving and settling all Claims related to and arising from the 1290 Lease, attached hereto as Exhibit P-5.

          Plan:  This second amended chapter 11 plan of the Debtor, filed with
          ----
Bankruptcy Court on April 29, 1994, as amended or modified from time to time pursuant to Section 18.11 of this Plan and applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

          Post-GUC Stock Distribution:  An amount, expressed in dollars, equal
          ---------------------------
to the product of (a) the number of shares of Creditor Stock less the number of
                                                             ----
shares of GUC Stock multiplied by (b) the Initial Stock Price.
                    ---------- --

          Priority Claim:  Any Claim, other than a Priority Tax Claim, an
          --------------
Administrative Expense or a Gap Claim, which is entitled to priority in payment under section 507(a) of the Bankruptcy Code.

          Priority Creditor:  Any Creditor that holds a Priority Claim.
          -----------------

          Priority Tax Claim:  Any Claim which is entitled to priority
          ------------------
in payment under section 507(a)(7) of the Bankruptcy Code.

          Profit Sharing Litigation:  The action styled John Blair
          -------------------------                     ----------
Communications, Inc. Profit Sharing Plan et al. v. Telemundo Group, Inc. Profit
- -------------------------------------------------------------------------------
Sharing Plan, et al., in the United States District Court for the Southern
- --------------------
District of New York, Civil Action No. 90 Civ. 5499 (Cedarbaum, J.), and any related litigation and appeals.

          Reliance:  Reliance Insurance Company, a Pennsylvania corporation.
          --------

          Reliance Entities:  Any one or more of Reliance Capital Group, L.P.,
          -----------------
Reliance Associates, L.P., Reliance Capital Group, Inc., Reliance Group Holdings, Inc. and Reliance Insurance Company.

          Reliance Warrant Agreement:  The Warrant Agreement, by and between
          --------------------------
Reorganized Telemundo and Reliance, substantially in the form of Exhibit P-6 to this Plan, to be dated as of the Consummation Date.

          Reliance Warrants:  Warrants to purchase 416,667 shares of Series A
          -----------------
Common Stock on the terms and conditions set forth in Section 8.04 of this Plan and the Reliance Warrant Agreement.

          Reorganized Telemundo:  Telemundo from and after the Consummation
          ---------------------
Date.

          Reorganized Telemundo Common Stock:  The collective reference to the
          ----------------------------------
shares of Series A and Series B Common Stock, par value $.01 per share, of Reorganized Telemundo.

          Restated By-Laws:  The by-laws of Reorganized Telemundo, as restated
          ----------------
pursuant to this Plan, substantially in the form of Exhibit P-7 to this Plan.

          Restated Certificate of Incorporation:  The certificate of
          -------------------------------------
incorporation of Reorganized Telemundo, as restated pursuant to this Plan, substantially in the form of Exhibit P-8 to this Plan.

          Rights:  The rights to purchase shares of Series A Common Stock to be
          ------
issued under the Rights Plan and in accordance with Section 7.01 of this Plan.

          Rights Plan:  The rights plan, substantially in the form of Exhibit
          -----------
 P-9 to this Plan.

          Rights Record Date:  The record date for the receipt of Rights under
          ------------------
the Rights Plan as set forth in the Confirmation Order, which record date shall be on or prior to the Confirmation Date.

          Secured Claim:  Any Claim that is an allowed secured Claim under
          -------------
 section 506(a) of the Bankruptcy Code.

          Series A Common Stock:  The shares of Series A common stock of
          ---------------------
Reorganized Telemundo to be issued pursuant to the terms of this Plan having the relative rights as set forth in the Restated Certificate of Incorporation.

          Series B Common Stock:  The shares of Series B common stock of
          ---------------------
Reorganized Telemundo to be issued pursu-ant to the terms of this Plan having the relative rights as set forth in the Restated Certificate of Incorporation.

          Standby Purchase Agreement:  The standby purchase agreement by and
          --------------------------
between the Debtor and Reliance, substantially in the form of Exhibit P-10 to this Plan.

          Stock Option Plan:  The 1987 stock option plan of the Debtor, as
          -----------------
amended as of April 4, 1991.

          Telemundo:  The Debtor.
          ---------

          Telemundo Common Stock:  The shares of common stock, par value $.01
          ----------------------
per share, of the Debtor, including all Claims, if any, arising from or in connection with the purchase or sale thereof.

          Telemundo Options:  The options to purchase Telemundo Common Stock
          -----------------
issued pursuant to the Stock Option Plan, which are outstanding from time to time, including all Claims, if any, arising from or in connection with the purchase or sale thereof.

          Telemundo Preferred Stock:  The 10,000,000 shares, par value $.01 per
          -------------------------
share, of the Debtor's authorized but unissued preferred stock.

          Telemundo Warrants:  The warrants to purchase Telemundo Common Stock
          ------------------
which are outstanding from time to time, including all Claims, if any, arising from or in connection with the purchase or sale thereof.

          13-5/8% Debentures:  The 13-5/8% Subordinated Debentures due January
          ------------------
15, 1998, issued and outstanding under the 13-5/8% Indenture.

          13-5/8% Debenture Claims:  The $59,408,587 (which amount includes
          ------------------------
$47,206,000 of unpaid principal and $12,202,587 of pre-Filing Date accrued interest) of Claims represented by the 13-5/8% Debentures, and, in addition thereto, all Claims, if any, based upon or arising out of the ownership, purchase or sale thereof.

          13-5/8% Indenture:  The Indenture, dated December 15, 1982, as
          -----------------
amended, by and between the Debtor (as successor in interest to John Blair & Company) and Bankers Trust, as successor indenture trustee to Manufacturers Hanover Trust Company, governing the 13-5/8% Debentures.

          Total Bondholder Distribution:  An aggregate amount, expressed in
          -----------------------------
dollars, equal to the sum of (a) the amount of the Zero Coupon Cash Distribution, (b) the aggre-gate principal amount of the Zero Coupon Note Distribution, and (c) the aggregate amount of the Post-GUC Stock Distribution.

          1290 Landlord:  1290 Associates, as successor-in-interest to O & Y
          -------------
Equity Corp., Olympia & York Holdings Corporation and Fame Associates.

          1290 Lease:  That certain lease agreement, dated as of April 1, 1983,
          ----------
as amended, by and between the Debtor and the 1290 Landlord, concerning certain premises located at 1290 Avenue of the Americas, New York, New York.

          1290 Subleases:  Collectively, the sublease agreements by and between
          --------------
the Debtor, as sublessor, and the parties, as sublessees, listed on Exhibit A to the O & Y Letter Agreement, concerning certain premises located at 1290 Avenue of the Americas, New York, New York.

          12% Debentures:  The 12% Junior Subordinated Discount Debentures due
          --------------
December 24, 2001, issued and outstanding under the 12% Indenture.

          12% Debenture Claims:  The $38,224,828 (which amount includes
          --------------------
$32,541,000 of unpaid principal and $5,683,828 of pre-Filing Date accrued interest) of Claims represented by the 12% Debentures, and, in addition thereto, all Claims, if any, based upon or arising out of the ownership, purchase or sale thereof.

          12% Indenture:  The Indenture, dated December 24, 1986, as amended,
          -------------
between the Debtor (as successor in interest to JB Acquisition Corp.) and CoreStates, as successor indenture trustee to The Philadelphia National Bank, governing the 12% Debentures.

          Ultimately Allowed Claim:  Any Disputed Claim to the extent that it
          ------------------------
becomes an Allowed Claim in accordance with Article Fifteen of this Plan.

          Unsecured Claim:  Any Claim other than a Miscellaneous Secured Claim,
          ---------------
an Administrative Expense, a Gap Claim, a Convenience Claim, a Priority Claim, a Priority Tax Claim, the Blair Claim or any Claims of the Blair Entities arising under or relating to the Blair Settlement Agreement.

          Zero Coupon Cash Distribution:  An amount of cash equal to (i) the
          -----------------------------
Distributable Cash less (ii) the GUC Cash.
                   ----

          Zero Coupon Distribution Percentage:  88.3505%.
          -----------------------------------

          Zero Coupon Indenture:  The Indenture, dated August 15, 1987, as
          ---------------------
amended, by and between the Debtor and Continental, as indenture trustee, governing the 1992 Zero Coupon Notes and the 1993 Zero Coupon Notes.

          Zero Coupon Note Claim:  Any Debenture Claim other than a 13-5/8%
          ----------------------
Debenture Claim or a 12% Debenture Claim.

          Zero Coupon Note Distribution:  An aggregate principal amount of New
          -----------------------------
Senior Notes equal to (i) the aggregate principal amount of the Distributable Notes less (ii) the aggregate principal amount of the GUC Notes.
      ----

          Zero Coupon Notes:  Collectively, the KSTS Notes, the 1992 Zero
          -----------------
Coupon Notes, and the 1993 Zero Coupon Notes.

          Zero Coupon Stock:  An amount of shares of Series B Common Stock equal
          -----------------
to (A) the quotient of (x) an amount equal to (i) the product of (a) the Total Bondholder Distribution multiplied by (b) the Zero Coupon Distribution
                        ---------- --
Percentage less (ii) the amount of the Zero Coupon Cash Distribution less (iii)
           ----                                                      ----
the aggregate principal amount of the Zero Coupon Note Distribution divided by
                                                                    ------- --
(y) the Initial Stock Price, less
                             ----

(B) 60,000 shares.

                                  ARTICLE TWO

                   PROVISIONS FOR TREATMENT OF ADMINISTRATIVE
                            EXPENSES AND GAP CLAIMS

          2.01.  Administrative Expenses.  Each Administrative Expense that the
                 -----------------------
Debtor does not dispute or which has theretofore been allowed by the Bankruptcy Court shall be paid in full in cash on the Consummation Date, or on such other terms as the Debtor and the holder of such Administrative Expense may agree; provided, however, that each Administrative Expense with respect to liabilities
- --------  -------
incurred in the ordinary course of business of the Debtor after the entry of the order for relief in the Chapter 11 Case shall be assumed by Reorganized Telemundo on the Consummation Date and paid by Reorganized Telemundo in accordance with the terms and conditions of the particular transactions giving rise to such liabilities and any agreements relating thereto; provided, further,
                                                              --------  -------
that Administrative Expenses representing compensation or reimbursement of expenses awarded by the Bankruptcy Court under sections 503(b)(2), 503(b)(3) or 503(b)(4) of the Bankruptcy Code shall be paid by Reorganized Telemundo (a) in full in cash in such amounts as are allowed by the Bankruptcy Court upon the later of (i) the Consummation Date or (ii) the date upon which the Bankruptcy Court enters an order allowing such Administrative Expense or (b) upon such other terms as may be agreed upon by Reorganized Telemundo and the holder of such Administrative Expense Claim.

          2.02.  Gap Claims.  Each holder of an Allowed Gap Claim shall be paid
                 ----------
in full in cash on the Consummation Date or on such other terms as the Debtor and the holder of such Allowed Gap Claim may agree.


                                 ARTICLE THREE

                PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS

     3.01. Priority Tax Claims.  Each holder of an Allowed Priority Tax Claim
           -------------------
shall be paid the full amount of its Allowed Priority Tax Claim as follows:

           (a) 10% on each anniversary of the Consummation Date which occurs prior to the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, together with accrued and unpaid interest on the unpaid balance of such Allowed Priority Tax Claim from and after the Consummation Date through such anniversary at the Market Rate; and

           (b) the balance of its Allowed Priority Tax Claim on the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, together with any unpaid interest from the Consummation Date accrued through the date of such anniversary at the Market Rate.

     3.02.  Prepayment of Allowed Priority Tax Claims.  Notwithstanding the
            -----------------------------------------
foregoing, at any time on or after the Consummation Date, Reorganized Telemundo may, at its option and in its sole discretion, prepay any Allowed Priority Tax Claim, in whole or in part, without penalty, together with unpaid interest accrued thereon from the Consummation Date to the date of prepayment at the Market Rate.


                                  ARTICLE FOUR

                     CLASSIFICATION OF CLAIMS AND INTERESTS

          Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expenses, Gap Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1), 507(a)(2) and 507(a)(7) of the Bankruptcy Code (set forth in

Articles Two and Three, above) have not been classified and are excluded from the following classes in accordance with section 1123(a)(1) of the Bankruptcy Code.

          4.01.  Priority Claims.
                 ----------------

                Class 1.  Class 1 consists of all Allowed Priority Claims.
                -------

          4.02.  Secured Claims.
                 ---------------

                Class 2.  Class 2 consists of all Allowed Miscellaneous Secured
                -------
Claims.

          4.03.  Unsecured Claims.
                 -----------------

                Class 3.  Class 3 consists of all Allowed General Claims.
                -------

                Class 4.  Class 4 consists of all Allowed Convenience Claims.
                -------

                Class 5.  Class 5 consists of all Allowed Zero Coupon Note
                -------
Claims.

                Class 6.  Class 6 consists of all Allowed 13-5/8% Debenture
                -------
Claims.

                Class 7.  Class 7 consists of all Allowed 12% Debenture Claims.
                -------

          4.04.  Interest.
                 ---------

                Class 8.  Class 8 consists of all Allowed Equity Interests in
                -------
the Debtor represented by shares of Telemundo Common Stock.

                Class 9.  Class 9 consists of all Allowed Equity Interests in
                -------
the Debtor represented by Telemundo Options.

                Class 10.  Class 10 consists of all Allowed Equity Interests in
                --------
the Debtor represented by Telemundo Warrants.

                                  ARTICLE FIVE

                    IDENTIFICATION OF CLASSES OF CLAIMS AND
                INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN

          5.01.  Classes of Claims and Interests Not Impaired by this Plan.
                 ---------------------------------------------------------
Priority Claims (Class 1), Miscellaneous Secured Claims (Class 2) and Convenience Claims (Class 4) are not impaired by this Plan. Under section 1126(f) of the Bankruptcy Code, the holders of such Claims are conclusively presumed to accept this Plan, and the votes of such holders will not be solicited.

          5.02.  Classes of Claims and Interests Impaired by this Plan and
                 ---------------------------------------------------------
Entitled to Vote.  General Claims (Class 3), Zero Coupon Note Claims (Class 5),
- ----------------
13-5/8% Debenture Claims (Class 6) and 12% Debenture Claims (Class 7) are impaired by this Plan and the holders of such Claims are entitled to vote to accept or reject this Plan. Notwithstanding the foregoing, each holder of a Disputed Claim in Classes 3, 5, 6 or 7 is not entitled to vote unless otherwise ordered by the Bankruptcy Court.

          5.03.  Classes of Interests Impaired by this Plan and Deemed to Reject
                 ---------------------------------------------------------------
this Plan.  Telemundo Common Stock (Class 8), Telemundo Options (Class 9) and
- ---------
Telemundo Warrants (Class 10) are impaired and do not receive or retain any property under this Plan. Under section 1126(g) of the Bankruptcy Code, the holders of such Interests are conclusively presumed to reject this Plan and the votes of such holders will not be solicited.


                                  ARTICLE SIX

                          PROVISIONS FOR TREATMENT OF
                              CLAIMS AND INTERESTS

PRIORITY CLAIMS
- ---------------

              6.01.  Priority Claims (Class 1).  On the Consummation Date, each
                     -------------------------
holder of an Allowed Priority Claim shall be entitled to receive the full amount of its Allowed Priority Claim in cash in full satisfaction, release and discharge of such Allowed Priority Claim. Class 1 is not impaired.

SECURED CLAIMS
- --------------

              6.02.  Miscellaneous Secured Claims (Class 2).  With respect to
                     --------------------------------------
each Allowed Miscellaneous Secured Claim, at the sole option of the Debtor, (a) the legal, equitable and contractual rights of the holder of the Allowed Miscellaneous Secured Claim shall remain unaltered; (b) the holder of such Claim shall be entitled to receive the full amount of its Allowed Miscellaneous Secured Claim in cash on the Consummation Date; or (c) the Debtor shall provide other treatment that will render the Allowed Miscellaneous Secured Claim unimpaired under section 1124 of the Bankruptcy Code. Class 2 is not impaired.

UNSECURED CLAIMS
- ----------------

              6.03.  General Claims (Class 3).
                     ------------------------

                   (a) Treatment.  On the Consummation Date, each holder of an
                       ---------
Allowed General Claim shall be entitled to receive its pro rata share (determined by dividing the amount of such holder's Allowed General Claim by the total amount of Unsecured Claims that have not been disallowed as of the Consummation Date) of the following:

                       (i)     the Distributable Cash;
                       (ii)    the Distributable Notes;

                       (iii) the Creditor Stock (which shall be distributed to the holders of Allowed General Claims as Series A Common Stock); and

                       (iv)    the Creditor Warrants.

                   (b) Full Settlement.  The distributions provided in this
                       ---------------
Section 6.03 are in full settlement, release and discharge of the holder's Allowed General Claim and all other Claims, if any, of such holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Allowed General Claim was based. Class 3 is impaired.

              6.04.  Convenience Claims (Class 4).  On the Consummation Date,
                     ----------------------------
each holder of an Allowed Convenience Claim shall be entitled to receive the full amount of its Allowed Convenience Claim in cash. Class 4 is not impaired.

              6.05.  Zero Coupon Note Claims (Class 5).
                     ---------------------------------

                   (a) Treatment.  The Zero Coupon Note Claims are Allowed in
                       ---------
the amount of $211,368,068. On the Consummation Date each holder of an Allowed Zero Coupon Note Claim shall be entitled to receive its pro rata share (determined by dividing the amount of such holder's Allowed Zero Coupon Note Claim by the total amount of Allowed Zero Coupon Note Claims) of: (A) (i) the Zero Coupon Cash Distribution; (ii) the Zero Coupon Note Distribution; and (iii) the Zero Coupon Stock and (B) if Class 7 does not accept this Plan, an amount of Creditor Warrants equal to the product of (i) the aggregate amount of Creditor Warrants to be distributed under this Plan less the GUC Warrants
                                                       ----
multiplied by (ii) .70.
- ---------- --

                   (b) Subordination.  If there had not been any seniority
                       -------------
and/or subordination rights among Classes 5, 6 and 7, each holder of an Allowed Zero Coupon Note Claim would have been entitled to receive on the Consummation Date its pro rata share (determined by dividing the amount of such holder's Allowed Zero Coupon Note Claim by the total amount of Unsecured Claims that have not been disallowed as of the Consummation Date) of the consideration described in Sections 6.03(a)(i)-(iv) of this Plan. However, in full and complete settlement, release, satisfaction and discharge of all seniority and subordination rights and other claims among the holders of Claims against the Debtor relating in any manner whatsoever to the Chapter 11 Case, each holder of an Allowed Zero Coupon Note Claim will be entitled to receive the distributions provided for in Section 6.05(a) of this Plan.

                   (c) Full Settlement.  The distributions provided in this
                       ---------------
Section 6.05 are in full settlement, release and discharge of each holder's Allowed Zero Coupon Note Claim and all other Claims, if any, of such holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Allowed Zero Coupon Note Claim was based.

                   (d) Indenture Trustee Expenses.  Continental shall be
                       --------------------------
entitled to payment in full, in cash, for its reasonable fees, costs and expenses as provided under Section 17.01 of this Plan. Class 5 is impaired.

              6.06.  13-5/8% Debenture Claims (Class 6).
                     ----------------------------------

                   (a)  Treatment.  The 13-5/8% Debenture Claims are Allowed in
                        ---------
the amount of $59,408,587.  On the Consummation Date, subject to Section 6.06
(b) of this Plan, each holder of an Allowed 13-5/8% Debenture Claim shall be entitled to receive its pro rata share (determined by dividing the amount of such holder's Allowed 13-5/8% Debenture Claim by the total amount of Allowed 13-5/8% Debenture Claims) of: (A) an amount of shares of Series A Common Stock equal to (i) the aggregate amount of Creditor Stock to be distributed under this Plan, less (ii) the amount of the GUC Stock, less (iii) the amount of the Zero
      ----                                   ----
Coupon Stock and (B) if Class 7 does not accept this Plan, an amount of Creditor Warrants equal to the product of (i) the aggregate amount of Creditor Warrants to be distributed under this Plan less the GUC Warrants multiplied by (ii) .30.
                                  ----                  ---------- --

                   (b) Purchase by Reliance.  On the Consummation Date,
                       --------------------
Reliance shall purchase from the holders of the Allowed 13-5/8% Debenture Claims (on a pro rata basis (as defined in Section 6.06(a)), and the holders of the Allowed 13-5/8% Debenture Claims shall sell to Reliance, 300,000 shares of Series A Common Stock at a purchase price per share of $7, or an aggregate purchase price of $2,100,000 in cash. Such purchase and sale shall be accomplished by Reliance delivering $2,100,000 in immediately available funds to Bankers Trust and Bankers Trust delivering to Reliance, in exchange therefor, 300,000 shares of Series A Common Stock which Bankers Trust will have received pursuant to Section 14.01 of this Plan. The purchase price per share referred to in the first sentence of this paragraph shall be increased by the Buy-In Price Appreciation.

                   (c) Treatment if Class 7 does not Accept this Plan.  If the
                       ----------------------------------------------
class of Allowed 12% Debenture Claims does not accept this Plan, each holder of an Allowed 13-5/8% Debenture Claim will be entitled to receive, in addition to the distributions provided for in Sections 6.06(a) and (b) of this Plan, its pro rata share (determined by dividing the amount of such holder's Allowed 13-5/8% Debenture Claim by the total amount of Allowed 13-5/8% Debenture Claims) of Rights to purchase up to 1,450,000 shares of Series A Common Stock. However, in consideration for the holders of Telemundo Common Stock not objecting to, and otherwise helping facilitate, the confirmation of this Plan, the holders of Allowed 13-5/8% Debenture Claims hereby direct the Debtor to issue the Rights to the holders of Telemundo Common Stock as provided in Section 7.01 of this Plan.

                   (d) Subordination.  If there had not been any seniority
                       -------------
and/or subordination rights among Classes 5, 6 and 7, each holder of an Allowed 13-5/8% Debenture Claim would have been entitled to receive on the Consummation Date its pro rata share (determined by dividing the amount of such holder's Allowed 13-5/8% Debenture Claim by the total amount of Unsecured Claims that have not been disallowed as of the Consummation Date) of the consideration described in Sections 6.03(a)(i)-(iv) of this Plan. However, in full and complete settlement, release, satisfaction and discharge of all seniority and subordination rights and other claims among the holders of Claims against the Debtor relating in any manner whatsoever to the Chapter 11 Case, each holder of an Allowed 13-5/8% Debenture Claim will be entitled to receive the distributions provided for in Sections 6.06(a), (b) and (c) of this Plan.

                   (e) Full Settlement.  Except as provided in clause (c)
                       ---------------
above, the distributions provided in this Section 6.06 are in full settlement, release and discharge of each holder's Allowed 13-5/8% Debenture Claim and all other Claims, if any, of such holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Allowed 13-5/8% Debenture Claim was based.

                   (f) Indenture Trustee Expenses.  Bankers Trust shall be
                       --------------------------
entitled to payment in full, in cash, for its reasonable fees, costs and expenses as provided under Section 17.01 of this Plan. Class 6 is impaired.

              6.07.  12% Debenture Claims (Class 7).
                     ------------------------------

                   (a) Treatment.  The 12% Debenture Claims are allowed in the
                       ---------
amount of $38,244,828. If Class 7 accepts this Plan, on the Consummation Date, each holder of an Allowed 12% Debenture Claim shall be entitled to receive its pro rata share (determined by dividing the amount of such holder's Allowed 12% Debenture Claim by the total amount of Allowed 12% Debenture Claims) of an amount of Creditor Warrants equal to (i) the total number of Creditor Warrants to be distributed under this Plan less (ii) the number of GUC Warrants.
                                  ----

                   (b) Treatment if Class 7 does not Accept this Plan.  If this
                       ----------------------------------------------
Plan is not accepted by the class of Allowed 12% Debenture Claims, all 12% Debentures shall be canceled and become null and void, and the holders of Allowed 12% Debenture Claims shall not be entitled to receive any distributions under this Plan.

                   (c) Subordination.  If there had not been any seniority
                       -------------
and/or subordination rights among Classes 5, 6 and 7, each holder of an Allowed 12% Debenture Claim would have been entitled to receive on the Consummation Date its pro rata share (determined by dividing the amount of such holder's Allowed 12% Debenture Claim by the total amount of Unsecured Claims that have not been disallowed as of the Consummation Date) of the consideration described in Sections 6.03(a)(i)-(iv) of this Plan. However, in full and complete settlement, release, satisfaction and discharge of all seniority and subordination rights and other claims among the holders of Claims against the Debtor relating in any manner whatsoever to the Chapter 11 Case and provided that this Plan has been accepted by the class of Allowed 12% Debenture Claims in accordance with section 1126(c) of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018, each holder of an Allowed 12% Debenture Claim will be entitled to receive the distributions provided for in Section 6.07(a) of this Plan.

                   (d) Full Settlement.  The distributions and other treatment
                       ---------------
provided in this Section 6.07 are in full settlement, release and discharge of each holder's Allowed

12% Debenture Claim and all other Claims, if any, of such holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Allowed 12% Debenture Claim was based.

                   (e) Indenture Trustee Expenses.  CoreStates shall be
                       --------------------------
entitled to payment in full, in cash, for its reasonable fees, costs and expenses as provided under Section 17.01 of this Plan. Class 7 is impaired.

INTERESTS
- ---------

              6.08.  Telemundo Common Stock (Class 8).  On the Consummation
                     --------------------------------
Date, any and all Telemundo Common Stock and any and all certificates representing Telemundo Common Stock shall be canceled and become null and void, and the holders of Telemundo Common Stock shall not be entitled to receive any distributions under this Plan. Pursuant to Section 7.01 of this Plan, and with the express agreement of the holders of Allowed Zero Coupon Note Claims, holders of Telemundo Common Stock as of the Rights Record Date will receive Rights to purchase up to 1,450,000 shares of Series A Common Stock in the aggregate on the terms and conditions set forth in the Rights Plan. Class 8 is impaired.

              6.09.  Telemundo Options (Class 9).  On the Consummation Date,
                     ---------------------------
any and all Telemundo Options shall be canceled and become null and void, and the holders of Telemundo Options shall not be entitled to receive any distributions under this Plan. Class 9 is impaired.

              6.10.  Telemundo Warrants and Other Equity Interests in the Debtor
                     -----------------------------------------------------------
(Class 10).  On the Consummation Date, any and all Telemundo Warrants and Equity
- ----------
Interests in the Debtor (other than Telemundo Common Stock and Telemundo Options, which are treated in Classes 8 and 9) shall be canceled and become null and void, and the holders of Telemundo Warrants and Equity Interests in the Debtor (other than Telemundo Common Stock and Telemundo Options, which are treated in Classes 8 and 9) shall not be entitled to receive any distributions under this Plan. Class 10 is impaired. The Telemundo Warrants expired on August 25, 1993 pursuant to their terms.

                                 ARTICLE SEVEN

                                 NEW INVESTMENT

              7.01.  Investment by Telemundo Common Stockholders and Others.
                     ------------------------------------------------------
Pursuant to the Rights Plan, and with the express agreement of the holders of Allowed Zero Coupon Note Claims, each holder of Telemundo Common Stock as of the Rights Record Date shall receive Rights to purchase, at $7 per share, such holder's pro rata share (determined by reference to the ratio between the number of such holder's shares of Telemundo Common Stock and the aggregate outstanding number of shares of Telemundo Common Stock, in each case as of the Rights Record
Date) of up to 1,450,000 shares of Series A Common Stock and the Blair Entities shall receive Rights to purchase 285,000 shares of Series A Common Stock. The Rights, which will not be issued prior to the Confirmation Date, shall not be transferable (other than as expressly set forth in the Rights Plan, the Blair Settlement Agreement or as ordered by the Bankruptcy Court) and shall be exercisable through the date that is thirty (30) days after the Confirmation Date (other than as set forth in the Blair Settlement Agreement). To the extent that any Rights expire unexercised, Reliance will be obligated, pursuant to the Standby Purchase Agreement, to purchase, at $7 per share, a number of shares of Series A Common Stock corresponding to the number of such shares subject to the unexercised Rights. For purposes of the preceding sentence, unexercised Rights shall not include Rights transferred by Reliance Capital Group, L.P. to the Debtor and extinguished by the Debtor pursuant to the terms and conditions of the Blair Settlement Agreement and the Rights Plan. The purchase price set forth in the first and third sentences of this Section 7.01 shall be increased by the Buy-In Price Appreciation.

              7.02.  Payment to Reliance for Acting as Standby Purchaser.  In
                     ---------------------------------------------------
consideration for entering into the Standby Purchase Agreement, and with the express agreement of the holders of Allowed Zero Coupon Note Claims, on the Consummation Date, the Debtor will issue the Reliance Warrants, having the terms and conditions set forth in Section 8.04 of this Plan and the Reliance Warrant Agreement, to Reliance.


                                 ARTICLE EIGHT

                   PROVISIONS OF DEBT AND OTHER SECURITIES TO
                        BE ISSUED PURSUANT TO THIS PLAN

              8.01.  New Senior Notes.  The following is a summary of certain of
                     ----------------
the principal economic terms of the New Senior Notes which shall be issued by Reorganized Telemundo under this Plan substantially in the form contained in the New

Senior Note Indenture. A copy of the New Senior Note Indenture is attached to this Plan as Exhibit P-3, and the terms of the New Senior Note Indenture are incorporated herein by reference as if fully set forth at length. The following summary is qualified in its entirety by reference to Exhibit P-3.

  (i)     Issuer:
                                   Reorganized Telemundo.

  (ii)    Aggregate
          Principal
          Amount:                  $107,694,460 plus the New Senior
                                                ----
                                   Note component of the Additional Payment.

  (iii)   Final Maturity:
                                   Seven (7) years from the Consummation Date.

  (iv)    Interest Rate:
                                   10.25% per annum, payable semi-annually, in cash, with such payments commencing approximately six months after the Consummation Date.

  (v)     Security:                The New Senior Notes will be unsecured
                                   obligations of Reorganized Telemundo.

  (vi)    Three-Year
          Call Protection:
                                   Reorganized Telemundo may not redeem the New
                                   Senior Notes at any time from the
                                   Consummation Date through the third
                                   anniversary of the Consummation Date.

  (vii)  Optional Market
         Purchases:
                                   Reorganized Telemundo shall have the right, at any time after the Consummation Date, to acquire New Senior Notes through open market purchases, tender offers, and other market transactions.

  (viii)  Optional
          Prepayment:

                                Reorganized Telemundo will have the right to prepay the New Senior Notes, at any time after the third anniversary of the Consummation Date, in whole or in part, by payment of the accrued and unpaid interest thereon to the date of prepayment and payment of the following prices for each $100 of principal amount thereof:

                                   Year       Price
                                   -------  ---------
                                    4            $105
                                    5            $103
                                    6            $101


(ix)     Mandatory
         Prepayment:
                                In the event of a "change of control" (as
                                defined in the New Senior Note Indenture),
                                Reorganized Telemundo shall prepay the New
                                Senior Notes, by payment of the accrued and
                                unpaid interest thereon to the date of
                                prepayment and payment of $101 for each $100 of principal amount thereof; provided, however,
                                                          --------  -------
                                that Apollo shall execute and deliver a waiver letter to Reorganized Telemundo specifying that for as long as Apollo or any of its affiliates holds any New Senior Notes, Apollo will not benefit (either by receipt of premium or acceleration of the New Senior Notes held by Apollo or any of its affiliates) from the "change of control" clause if a "change of control" results solely from the sale of Reorganized Telemundo Common Stock by Apollo and/or its affiliates.

  (x)  Sinking Fund:

                                On each of the fifth, sixth and seventh
                                anniversaries of the Consummation Date,
                                Reorganized Telemundo will make mandatory sinking fund payments with respect to the New Senior Notes designed to retire the following principal amount of the New Senior Notes:

                                Year
                                Amount   Principal
                                ------   ---------
                                  5      $25,000,000
                                  6      $25,000,000
                                  7      Balance

                                Reorganized Telemundo may credit against such required sinking fund obligations, in the order of the scheduled sinking fund payments with respect to the New Senior Notes set forth above, the principal amount of any and all New Senior Notes acquired by Reorganized Telemundo through open market purchases, tender offers, and other market transactions.

  (xi) Covenants:

                                Customary covenants for public debt, binding
                                Reorganized Telemundo and all direct and indirect subsidiaries, taken as a whole, including limitations on the incurrence of additional indebtedness; limitations on affiliated transactions; limitations on liens; maintenance of corporate existence; limitations on mergers/sales; limitations on investments; restrictions on certain payments; dividend restrictions; change of control; and asset sales tests.

       8.02  Reorganized Telemundo Common Stock.  The following is a summary of
             ----------------------------------
certain of the principal terms of the Reorganized Telemundo Common Stock, which shall be issued by Reorganized Telemundo under this Plan and having the relative rights as set forth in the Restated Certificate of Incorporation. A copy of the Restated Certificate of Incorporation is attached to this Plan as Exhibit P-8. The following summary is qualified in its entirety by reference to Exhibit P-8 including the definitions therein of certain terms not defined herein.

  (i)     Issuer:
                                Reorganized Telemundo.
  (ii)    Aggregate Number
          of Shares to be
          issued on the
          Consummation
          Date:
                                10,000,000

  (iii)   Class:

                                Reorganized Telemundo Common Stock, par value $.01 per share, will be issued in one class comprised of two series, Series A and Series B. Pursuant to the terms of this Plan, on the Consummation Date, the Series A Common Stock will be issued to the holders of Allowed General Claims, holders of Allowed 13-5/8% Debenture Claims and under the terms and conditions of the Rights Plan and the Series B Common Stock will be issued to holders of Allowed Zero Coupon Note Claims. After the Consummation Date, Series A Common Stock will be issuable upon exercise of the Creditor Warrants and the Reliance Warrants. Each share of Series B Common Stock will automatically convert into a share of Series A Common Stock upon the Transfer of such Series B Common Stock to any Person other than a Transfer by Apollo Advisors, L.P., Lion or a Permitted Transferee to
                                a Permitted Transferee. In connection with any Transfer to a Permitted Transferee, such shares will remain shares of Series B Common Stock only if simultaneously with such Transfer, the transferor or transferee provides Reorganized Telemundo with (i) a legal opinion in form and substance reasonably satisfactory to Reorganized Telemundo to the effect that the transferee is a Permitted Transferee or (ii) evidence reasonably satisfactory to Reorganized Telemundo and its counsel that such transferee is a Permitted Transferee. In addition, shares of Series B Common Stock held by any Person which is a Permitted Transferee will remain Series B Common Stock only so long as such Person continues to be a Permitted Transferee, and immediately upon such Person ceasing to be a Permitted Transferee, such shares of Series B Common Stock will automatically convert into an equal amount of shares of Series A Common Stock. All outstanding shares of Series B Common Stock will automatically convert into shares of Series A Common Stock on the basis of one share of Series A Common Stock for one share of Series B Common Stock immediately upon the earlier of (i) ____, 1999 or (ii) such time as there are less than 2,000,000 shares of Series B Common Stock issued and outstanding; provided, however, that the
                                                 --------  -------
                                foregoing number will be appropriately
                                adjusted upwards or downwards for any changes resulting in an increase or decrease, respectively, in the number of shares of the Series B Common Stock resulting from a recapitalization, stock dividend, combination or stock split-up in the Series B Common Stock effected prior to the first date on which there are no outstanding shares of Series B Common Stock. The holder of any shares of Series B Common Stock shall have the right at such holder's option to convert any such shares of Series B Common Stock into shares of Series A Common Stock.

  (iv) Dividends:

                                The Series A Common Stock and the Series B
                                Common Stock shall have the same rights to and the respective holders of the Series A Common Stock and Series B Common Stock will participate ratably in all dividends of Reorganized Telemundo, whether paid in cash, property or stock of Reorganized Telemundo, as may be from time to time declared by the Board of Directors out of the legally available assets or funds of Reorganized Telemundo. Any dividend paid in shares of Reorganized Telemundo Common Stock may only be paid in shares of Series A Common Stock.

  (v)  Voting Rights:

                                After the Consummation Date, in accordance with the provisions of the Restated Certificate of Incorporation and Restated By-Laws, the holders of the Reorganized Telemundo Common Stock will have the same voting rights, except that so long as any shares of Series B Common Stock are outstanding, the holders of the Series B Common Stock will be entitled to elect a majority of the members of the Reorganized Telemundo Board of Directors. Accordingly, the holders of Series B Common Stock will be entitled to elect five (5) members of the initial nine (9) members of the Reorganized Telemundo Board of Directors and the holders of the Series A Common Stock will be entitled to elect four (4) members of the initial nine (9) members of the Reorganized Telemundo Board of Directors.

  (vi) Stock Dividends,
          Splits,
          Combinations:
                                Reorganized Telemundo may not pay a dividend with respect to shares of Reorganized Telemundo Common Stock payable in shares of Reorganized Telemundo Common Stock or other securities or effect a stock split-up or combine its outstanding shares of Reorganized Telemundo Common Stock, unless all of the outstanding shares of Reorganized Telemundo Common Stock participate on the same basis in such dividend, split-up or combination.

  (vii)  No Additional
          Issuance of
          Series B Common
          Stock:
                                Reorganized Telemundo may not issue any
                                additional shares of Series B Common Stock or other options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating Reorganized Telemundo to issue, transfer or sell any shares of Series B Common Stock.

          8.03.  Creditor Warrants.  The following is a summary of certain of
                 -----------------
the principal economic terms of the Creditor Warrants which shall be issued by Reorganized Telemundo under this Plan substantially in the form contained in the Creditor Warrant Agreement. A copy of the Creditor Warrant Agreement is attached to this Plan as Exhibit P-2, and the terms of the Creditor Warrant Agreement are incorporated herein by reference as if fully set forth at length. The following summary is qualified in its entirety by reference to Exhibit P-2.

  (i)     Issuer:
                                Reorganized Telemundo.

  (ii)    Exercisable For:
                                643,462 shares of Series A Common Stock.

  (iii)   Exercise Price:
                                $7 per share.

  (iv)    Exercise Date:
                                At any time after the Consummation Date.

  (v)     Expiration Date:
                                The fifth anniversary of the Consummation Date.

  (vi)    Anti-Dilution:
                                Customary anti-dilution provisions for warrants issued by public companies.

          8.04.  Reliance Warrants.  The following is a summary of certain of
                 -----------------
the principal economic terms of the Reliance Warrants which shall be issued by Reorganized Telemundo under this Plan substantially in the form contained in the Reliance Warrant Agreement. A copy of the Reliance Warrant Agreement is attached to this Plan as Exhibit P-6, and the terms of the Reliance Warrant Agreement are incorporated herein by reference as if fully set forth at length. The following summary is qualified in its entirety by reference to Exhibit P-6.


  (i)     Issuer:
                                Reorganized Telemundo.

  (ii)    Exercisable For:
                                416,667 shares of Series A Common Stock.

  (iii)   Exercise Price:
                                $7 per share, plus the Buy-In Price
                                Appreciation.

  (iv)    Exercisability:
                                33-1/3% of the Reliance Warrants will become exercisable on each of the first, second and third anniversaries of the Consummation Date (each an "Exercise Date") and may be exercised until the expiration date.

  (v)     Expiration Date:
                                The fifth anniversary of the Exercise Date.

  (vi)    Anti-Dilution:
                                Customary anti-dilution provisions for warrants issued by public companies.

                                  ARTICLE NINE

                     ACCEPTANCE OR REJECTION OF THIS PLAN;
                  EFFECT OF REJECTION BY ONE OR MORE IMPAIRED
                         CLASSES OF CLAIMS OR INTERESTS

     9.01.  Each Impaired Class Entitled to Vote Separately.  The holders of
            -----------------------------------------------
Claims or Interests in each impaired class of Claims or Interests (other than Classes 8, 9 and 10, which are deemed to reject this Plan) shall be entitled to vote separately as a class to accept or reject this Plan.

     9.02.  Acceptance by a Class of Creditors.  Consistent with section 1126(c)
            ----------------------------------
of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, a class of Claims shall have accepted this Plan if this Plan is accepted by at least two-thirds in dollar amount and more than one-half in number of the holders of the Allowed Claims of such class that have timely and properly voted to accept or reject this Plan.

     9.03.  Acceptance of this Plan by Debtor.  As the proponent of this Plan,
            ---------------------------------
the Debtor hereby accepts this Plan and will take all corporate action necessary to accept this Plan.

     9.04.  Rejection by a Class of Interests.  A class of Interests that is
            ---------------------------------
impaired under this Plan and whose Interests are extinguished is deemed to have rejected this Plan, and the Debtor will not solicit votes from holders of Interests in such class. Accordingly, Classes 8, 9 and 10 are deemed to reject this Plan.

     9.05.  Confirmation Notwithstanding Rejection by a Class.  In the event
            -------------------------------------------------
that any impaired class of Claims fails to accept this Plan in accordance with section 1129(a) of the Bankruptcy Code, then with respect to any such class, the Debtor may request, with the written consent of the Creditors' Committee, that the Bankruptcy Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code.


                                  ARTICLE TEN

                      CONDITIONS PRECEDENT TO CONSUMMATION

     10.01.  Conditions to Confirmation.  The following conditions must occur
             --------------------------
and be satisfied on or before the Confirmation Date:

             (a) Claims Cap.  On the date of the Confirmation Hearing, there
                 ----------
          shall be no
          unliquidated General Claims and the sum of Allowed General Claims, Estimated General Claims and face amount of timely-filed liquidated General Claims which have not yet been Allowed or estimated shall not exceed $2.5 million. The condition set forth in this Section 10.01(a) is waivable in whole or in part only by Apollo;

             (b) Approval of Blair Settlement Agreement.  The Bankruptcy
                 --------------------------------------
          Court shall authorize and approve the Blair Settlement Agreement; and

             (c) Approval of O & Y Settlement.  The Bankruptcy Court
                 ----------------------------
          shall authorize and approve the motion to assume and assign, pursuant to section 365 of the Bankruptcy Code, the 1290 Lease and the 1290 Subleases and pay $7 million to the 1290 Landlord under the terms and conditions of the O & Y Letter Agreement.

          10.02.  Conditions to Consummation. The following conditions must
                  --------------------------
occur and be satisfied on or before the Consummation Date for the Plan to be effective on the Consummation Date.

                    (a) Entry of Confirmation Order.  The Confirmation Order
                        ---------------------------
          shall have been signed by the Bankruptcy Court and duly entered on the docket for the Chapter 11 Case by the Clerk of the Bankruptcy Court in form and substance reasonably satisfactory to the Debtor, to the Creditors' Committee, the Reliance Entities and the Blair Entities;

                    (b) No Stay.  There shall not be any stay in effect with
                        -------
          respect to the Confirmation Order;

                    (c) Regulatory Approvals.  There shall have been obtained
                        --------------------
          all regulatory approvals including, without limitation, (i) any required approvals of the Federal Communications Commission, (ii) the termination or expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) qualification of the New Senior
          Note Indenture under the Trust Indenture Act of 1939, as amended;

                    (d) Sufficient Cash.  The Debtor shall (x) have sufficient
                        ---------------
          cash as of the Consummation Date to (i) make the distributions provided for in this Plan and (ii) satisfy its working capital requirements (or the Debtor shall have obtained a working capital line of credit on such terms as shall be mutually acceptable to the Debtor and Apollo) and (y) have received all cash payments required to be made pursuant (i) to the terms and conditions of the Rights Plan and
          (ii) the Standby Purchase Agreement;

                    (e) Claims Cap.  There shall be no unliquidated General
                        ----------
          Claims and the sum of Allowed General Claims, Estimated General Claims and face amount of timely-filed liquidated General Claims which have not yet been Allowed or estimated shall not exceed $2.5 million. The condition set forth in this Section 10.02(e) is waivable in whole or in part only by Apollo;

                    (f) Approval of Blair Settlement Agreement.  The Bankruptcy
                        --------------------------------------
          Court shall authorize and approve the Blair Settlement Agreement by Final Order; and

                    (g) Approval of O & Y Settlement.  The Bankruptcy Court
                        ----------------------------
          shall authorize and approve the motion to assume and assign, pursuant to section 365 of the Bankruptcy Code, the 1290 Lease and the 1290 Subleases and pay $7 million to the 1290 Landlord under the terms and conditions of the O & Y Letter Agreement by Final Order.

          10.03.  Effect of Nonoccurrence of the Conditions.  Other than as
                  -----------------------------------------
expressly set forth herein, the conditions contained in Sections 10.01, 10.02 and this Section 10.03 may be waived by the Creditors' Committee or Apollo. If any of the conditions to the Consummation Date have not been satisfied or duly waived by the Creditors' Committee or Apollo, as the case may be, on or before 120 days after the Confirmation Date, and the Creditors' Committee has not waived the requirement of this Section 10.03 (i.e., has not waived the 120-day
                                              ----
time period for satisfying and/or waiving the conditions referred to herein), then the Confirmation Order shall be vacated by the Bankruptcy Court and the Plan shall be null and void in all respects. Notwithstanding the foregoing, (a) the conditions contained in Section 10.01(b) and Section 10.02(f) may not be waived by the Creditors' Committee or Apollo, as the case may be, without the consent of the Blair Entities and (b) the conditions contained in Section 10.02(c) shall not be waivable.

                                 ARTICLE ELEVEN

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          11.01.  Assumption and Rejection of Executory Contracts.  Any
                  -----------------------------------------------
executory contract or unexpired lease that has not been rejected by the Debtor with the Bankruptcy Court's approval on or prior to the Consummation Date shall be deemed to have been assumed by the Debtor on the Consummation Date unless there is then pending before the Bankruptcy Court a motion to reject such executory contract or unexpired lease. Notwithstanding anything to the contrary contained in the preceding sentence, the Debtor has agreed to file a motion to reject executory contracts or unexpired leases with the Bankruptcy Court not later than thirty (30) days after the Bankruptcy Court enters an order approving the adequacy of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

          11.02.  Bar for Rejection Damages.  Unless otherwise provided by an
                  -------------------------
order of the Bankruptcy Court entered prior to the Confirmation Date, a proof of any Claim against the Debtor arising from the rejection of any executory contract or unexpired lease pursuant to a Final Order entered after November 12, 1993 (the date designated by the Bankruptcy Court as the last date for filing proofs of Claim in the Chapter 11 Case) must be filed with the Bankruptcy Court within the later of (a) the time period established by the Bankruptcy Court in a Final Order approving such rejection, or (b) if no such time period is or was established, thirty days from and after the date of entry of such Final Order approving such rejection. Any Entity that fails to file proof of its Claim arising from such a rejection within the period set forth above shall be forever barred from asserting a Claim against the Debtor, Reorganized Telemundo or any of their respective affiliates or the property or interests in property of the Debtor, Reorganized Telemundo or any of their respective affiliates.

                                 ARTICLE TWELVE

                             DIRECTORS AND OFFICERS

          12.01.  Directors of Reorganized Telemundo.  The initial Board of
                  ----------------------------------
Directors of Reorganized Telemundo will consist of nine (9) directors.

          12.02.  Executive Officers of Reorganized Telemundo.  On the
                  -------------------------------------------
Consummation Date, it is expected that the Executive Officers of Reorganized Telemundo shall be as designated in the Disclosure Statement, each of whom shall serve in the capacity indicated until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Restated Certificate of Incorporation and the Restated By-Laws of Reorganized Telemundo and the laws of the State of Delaware.

                                ARTICLE THIRTEEN

                          IMPLEMENTATION OF THIS PLAN

          13.01.  Vesting of Property.  In accordance with sections 1123(a)(5)
                  -------------------
and 1141 of the Bankruptcy Code, on the Consummation Date, title to all property of the Debtor's estate shall pass to Reorganized Telemundo free and clear of all Claims and Interests (except as otherwise provided in this Plan). Confirmation of this Plan shall be binding and the Debtor's debts shall be discharged as provided in section 1141 of the Bankruptcy Code.

          13.02.  Surrender and Cancellation of Securities, Notes or Other
                  --------------------------------------------------------
Instruments; Discharge of Indenture Obligations.
- -----------------------------------------------

              (a) As of the Consummation Date, any security, note or instrument evidencing a Claim or Interest that is impaired by this Plan shall become a Canceled Security. On the Consummation Date, each of the respective transfer books maintained for the Canceled Securities shall be closed.

              Except for the right to receive the distributions, if any, called for by this Plan, the holder of a Canceled Security shall have no rights arising from or relating to such Canceled Security after the Consummation Date, including, without limitation, any rights of subordination or subrogation that may be construed to be contained in such Canceled Security. Each holder of a Canceled Security evidencing an Allowed Claim shall surrender such Canceled Security to Reorganized Telemundo (or its designee), and Reorganized Telemundo (or its designee) shall distribute to the holder thereof the appropriate consideration therefor in accordance with this Plan. No distribution under this Plan shall be made to or on behalf of any holder of an Allowed Claim evidenced by a Canceled Security unless and until such Canceled Security is received by Reorganized Telemundo (or its designee) and, if such Canceled Security was issued under an indenture qualified under the Trust Indenture Act of 1939, Reorganized Telemundo shall have certified to the relevant indenture trustee its receipt of the same. In the event of any lost or destroyed Canceled Security, the holder of such Canceled Security must deliver an affidavit of loss or destruction to Reorganized Telemundo (or its designee) and any relevant indenture trustee, as well as an agreement to indemnify Reorganized

Telemundo and any such indenture trustee, in form and substance reasonably acceptable to Reorganized Telemundo and any such indenture trustee, and Reorganized Telemundo must certify its receipt of the same to the relevant indenture trustee before such holder may receive any distribution under this Plan in respect of such lost or destroyed Canceled Security. Any holder of an Allowed Claim that fails to surrender a Canceled Security related thereto or deliver an affidavit and an indemnity agreement before the later to occur of (a) five years from the Consummation Date and (b) six months following the date such holder's Claim becomes an Ultimately Allowed Claim shall be deemed to have no further Claim and shall not participate in any distribution under this Plan.

              (b) Except to the extent otherwise provided in this Plan, the Zero Coupon Indenture, the 13-5/8% Indenture and the 12% Indenture and the respective obligations of the indenture trustees thereunder shall be canceled and discharged on the Consummation Date.

          13.03.  Undeliverable Distributions.  If Reorganized Telemundo (or its
                  ---------------------------
designees) is unable to make payment or distribution to the holder of an Allowed Claim under the Plan for lack of a current address for the holder or otherwise, Reorganized Telemundo will file with the Bankruptcy Court the name, if known, and last known address of the holder and the reason for inability to make payment, and if, after the passage of 60 days and after any additional effort to locate the holder that the Bankruptcy Court may direct, the payment or distribution still cannot be made, the payment or distribution and any further payment or distribution to the holder shall be retained by Reorganized Telemundo and the Claim shall be deemed satisfied to the same extent as if payment or distribution had been made to the holder of the Claim.

          13.04. Stock Option Plans.  Reorganized Telemundo has adopted,
                 ------------------
effective as of the Consummation Date and subject to approval by the holders of a majority of the voting shares of Reorganized Telemundo, the 1994 Stock Option Plan. As of the Consummation Date, the Stock Option Plan shall be terminated, and all Telemundo Options and Telemundo Warrants issued or issuable thereunder shall be canceled and become null and void in accordance with Sections 6.09 and
6.10 of this Plan.

                                ARTICLE FOURTEEN

                       PROVISIONS COVERING DISTRIBUTIONS

          14.01.  Time of Distributions Under this Plan.  Except as otherwise
                  -------------------------------------
provided in this Plan, and without in any way limiting Section 13.03 and Article Fifteen of this Plan, payments and distributions in respect of Allowed Claims shall be made by Reorganized Telemundo (or its designees) on the Consummation Date. Any proof of Claim filed by the direct, indirect, or beneficial holder of such Claims in Classes 5, 6 and 7 shall be disallowed as duplicative of the Claims of Continental, Bankers Trust and CoreStates, as the case may be.

          14.02.  No Fractional Securities.  Reorganized Telemundo (or its
                  ------------------------
designees) will not distribute any fractional interests in New Senior Notes, shares of Reorganized Telemundo Common Stock or Creditor Warrants. New Senior Notes will be issued in denominations of $1,000 or integral multiples thereof and the principal amount thereof to be issued in respect of any Allowed Unsecured Claim will be rounded to the nearest integral multiple of $1,000. The number of shares of Reorganized Telemundo Common Stock or Creditors Warrants, as the case may be, to be issued in respect of any Allowed Unsecured Claim hereunder will be rounded to the nearest whole share; for purposes of this
Section 14.02, $500 or more will be rounded to the next higher integral multiple of $1,000 and a 50% fractional interest or more of any share or warrants will be rounded to the next higher whole number of shares or warrants. In connection with any such rounding, all Allowed Unsecured Claims held by a holder shall be aggregated.

          14.03.  Allocation Between Principal and Accrued Interest.  On the
                  -------------------------------------------------
Consummation Date, the aggregate consideration paid to Creditors in respect of their Claims shall be treated as allocated between the principal amount of such Claims and the accrued interest thereon (through the Filing Date), in proportion to the relative amounts thereof. In the case of Creditors receiving more than one form of consideration in satisfaction of their Claims, each form of consideration received shall be treated as distributed ratably between the principal amount of such Claims and the accrued interest thereon.

                                ARTICLE FIFTEEN

                       PROCEDURES FOR RESOLVING DISPUTED
                              CLAIMS AND INTERESTS

          15.01.  Objections to and Estimation of Claims and Interests.  The
                  ----------------------------------------------------
Debtor has agreed to file objections to Claims or Interest or motions pursuant to section 502 of the Bankruptcy Code to estimate any Claim or Interest not later than thirty (30) days after the Bankruptcy Court enters an order approving the adequacy of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code; provided, however, that, without limiting the Creditors'
                 --------  -------
Committee's right to file an objection to a Claim or Interest or motion pursuant to section 502 of the Bankruptcy Code at any time, if the Debtor fails to file any such objection or motion within the time periods above, the Creditors' Committee shall have the right to object to or make a motion to estimate any such Claim or Interest. Reorganized Telemundo may object to a Claim or Interest by filing an objection with the Bankruptcy Court and serving such objection upon the holder of such Claim or Interest not later than ninety (90) days after the Consummation Date.

          15.02.  Procedure.  Subject to Section 15.01 of this Plan, the Debtor
                  ---------
or Reorganized Telemundo shall litigate the merits of each Disputed Claim and each Disputed Interest until determined by a Final Order; provided, however,
                                                          --------  -------
that (a) prior to the Consummation Date, the Debtor with the Creditors' Committee's consent, subject to the approval of the Bankruptcy Court, and (b) after the Consummation Date, Reorganized Telemundo, subject to the approval of the Bankruptcy Court, may compromise and settle any objection to any Claim or Interest.

          15.03.  Payments and Distributions With Respect to Ultimately Allowed
                  -------------------------------------------------------------
Claims.  No payments or distributions shall be made in respect of a Disputed
- ------
Claim until such Disputed Claim becomes an Ultimately Allowed Claim.

          15.04.  Timing of Payments and Distributions With Respect to Disputed
                  -------------------------------------------------------------
Claims.  Subject to the further provisions of this Plan, payments and
- ------
distributions with respect to each Disputed Claim that becomes an Ultimately Allowed Claim that would have otherwise been made had the Ultimately Allowed Claim been an Allowed Claim on the Consummation Date shall be made within thirty
(30) days after the date that such Disputed Claim becomes an Ultimately Allowed Claim. Holders of Disputed Claims that become Ultimately Allowed Claims shall be bound, obligated and governed in all respects by the further provisions of this Plan. Upon disallowance of a Disputed Claim, the consideration reserved for such Claim shall be retained by Reorganized Telemundo.

          15.05.  Retention and Enforcement of Causes of Action.  Pursuant to
                  ---------------------------------------------
section 1123(b)(3) of the Bankruptcy Code, Reorganized Telemundo (as representative of the Debtor's estate) will retain and will have the exclusive right to enforce against any Entity any and all Causes of Action of the Debtor that arose before the Consummation Date, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, other than those released or compromised as part of or pursuant to this Plan.

                                ARTICLE SIXTEEN

                 COMPROMISE, SETTLEMENT AND DISTRIBUTIONS WITH
                           RESPECT TO CERTAIN CLAIMS

          16.01.  The Blair Settlement Agreement.  On the Consummation Date
                  ------------------------------
(unless otherwise specifically provided in the Blair Settlement Agreement), the Blair Entities (other than JHR Acquisition Corp.) shall be treated as provided in the Blair Settlement Agreement and the Blair Entities shall receive distributions under this Plan as set forth in the Blair Settlement Agreement. A copy of the Blair Settlement Agreement is attached to this Plan as Exhibit P-1. The Blair Settlement Agreement shall constitute a good faith compromise and settlement of the New York Action, which compromise and settlement is in the best interests of the Debtor and its Creditors and is fair, equitable and reasonable. The Blair Settlement Agreement shall be authorized and approved by the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

          16.02.  The O & Y Letter Agreement.  Upon authorization and approval
                  --------------------------
by the Bankruptcy Court of the O & Y Letter Agreement, any and all Claims by the 1290 Landlord against the Debtor shall be treated as provided in the O & Y Letter Agreement and the 1290 Landlord shall receive distributions under this Plan as set forth in the O & Y Letter Agreement. A copy of the O & Y Letter Agreement is attached to this Plan as Exhibit P-5. The provisions of the O & Y Letter Agreement shall constitute a good faith compromise and settlement of the Debtor's obligations under the 1290 Lease as between the Debtor and the 1290 Landlord, which compromise and settlement is in the best interests of the Debtor and its Creditors and is fair, equitable and reasonable. The O & Y Letter Agreement and the motion to assume and assign the 1290 Lease and the 1290 Subleases shall be authorized and approved by the Bankruptcy Court pursuant to sections 105 and 365 of the Bankruptcy Code and Bankruptcy Rule 9019.

          16.03.  Additional Payment.  On the Consummation Date, each holder of
                  ------------------
New Senior Notes shall receive its pro rata share of the Additional Payment, determined by dividing the aggregate principal amount of such holders New Senior Notes by the aggregate amount of New Senior Notes issued on the Consummation Date (in each case before giving effect to the Additional Payment).


                               ARTICLE SEVENTEEN

                RELEASES, TERMINATIONS AND SETTLEMENTS OF CLAIMS

          17.01.  Discharge of All Claims and Interests.  Except as otherwise
                  -------------------------------------
specifically provided by this Plan and by the Blair Settlement Agreement, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release of (i) all Claims against, liabilities of, liens on, obligations of and Interests in the Debtor or Reorganized Telemundo or the assets and properties of the Debtor or Reorganized Telemundo, whether known or unknown, and (ii) all Causes of Action, whether known or unknown, either directly or derivatively through the Debtor or Reorganized Telemundo, against successors or assigns of the Debtor or any of the Debtor's or Reorganized Telemundo's direct or indirect subsidiaries, as the case may be, and present and former directors, officers, agents, attorneys, advisors, financial advisors, investment bankers, employees of the Debtor and the members of, and professionals engaged by, the Creditors' Committee based on the same subject matter as any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed, and whether or not the holder of the Claim or Interest has voted on this Plan, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Consummation Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on this Plan.

          Furthermore, but in no way limiting the generality of the foregoing, except as otherwise specifically provided by this Plan, any Entity accepting any distribution pursuant to this Plan shall be presumed conclusively to have released the Debtor and Reorganized Telemundo, successors and assigns of the Debtor, each of the Debtor's and Reorganized Telemundo's direct and indirect subsidiaries, as the case may be, directors, officers, agents, attorneys, advisors, financial advisors, investment bankers, employees of the

Debtor and the members of, and professionals engaged by, the Creditors' Committee from any Cause of Action based on the same subject matter as the Claim or Interest on which the distribution is received; provided, however, that to
                                                   --------  -------
the extent that this Section 17.01 is inconsistent with the provisions of the Blair Settlement Agreement or the O & Y Letter Agreement, the provisions of the Blair Settlement Agreement and the O & Y Letter Agreement shall control. The release provided for in the preceding sentence shall be enforceable as a matter of contract against any Entity that accepts any distribution pursuant to this Plan. Notwithstanding anything to the contrary contained in this Plan, any and all releases by the Blair Entities are only as set forth in the Blair Settlement Agreement; provided, however, that releases of the Debtor by the Blair Entities
           --------  -------
shall be governed by this Plan in addition to the Blair Settlement Agreement.
By reason of and in consideration for the aggregate value contributed by the Reliance Entities to fund and facilitate the implementation of this Plan, which contribution includes, without limitation, (i) the contribution of at least $8.5 million in aggregate value under the Blair Settlement Agreement (with $2,639,375 being paid directly to the Debtor and at least $5.8 million being made available to Blair), (ii) the agreement to act as the standby purchaser of shares of Reorganized Telemundo Common Stock pursuant to the terms of the Standby Purchase Agreement, (iii) the agreement to purchase 300,000 shares of Series A Common Stock from the holders of Allowed 13-5/8% Debenture Claims pursuant to Section 6.06(b) of this Plan, and (iv) the agreement not to object to and to support confirmation and consummation of this Plan, the Reliance Entities shall receive, and shall be deemed to have received from all holders of any Claim against or Equity Interest in the Debtor and, with respect to any and all matters arising from, in connection with and related to the Debtor and the Debtor's estate, a complete discharge and release of (a) all claims against, liabilities of, liens on, obligations of the Reliance Entities or the assets and properties of the Reliance Entities, whether known or unknown, held by any holder of any Claim or Interest and (b) all Causes of Action, whether known or unknown, either directly or derivatively through the Reliance Entities, against successors or assigns of the Reliance Entities or any of the Reliance Entities' direct or indirect subsidiaries and present and former directors, officers, agents, attorneys, advisors, financial advisors, investment bankers and employees of the Reliance Entities. The claims, liabilities, liens, obligations and Causes of Action released pursuant to this paragraph are limited to those which are based on the same subject matter as any Claim or Interest held by any holder of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed, and whether or not the holder of the Claim or Interest has voted on this Plan, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Consummation Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed, and whether or not the holder of the Claim or Interest has voted on this Plan.

          In furtherance of the foregoing, on the Consummation Date, each plaintiff in each of the Creditor Litigations shall dismiss such actions with prejudice as against all defendants, and the Creditor Litigations shall in any event be deemed dismissed with prejudice as of such date. In addition, as a good faith compromise and full and complete settlement of certain Claims against the Debtor pursuant to Bankruptcy Rule 9019 and any applicable state law, in addition to any such payments by the Debtor prior to the order for relief which are confirmed, (i) the unpaid fees and unreimbursed expenses of (a) Berlack, Israels & Liberman in the amount of $62,077.81 (with respect to periods through July 30, 1993) and (b) Moses & Singer in the amount of $364,261.20 (with respect to periods through July 30, 1993) and (ii) the unpaid fees and unreimbursed expenses of (a) Continental in the amount of $219,474.70 (with respect to periods through and including January 31, 1994), (b) Bankers Trust in the amount of $99,149.73 (with respect to periods through and including January 31, 1994) and (c) CoreStates in the amount of $76,236.91 (with respect to periods through and including January 31, 1994) will be paid in cash by the Debtor to such firms and Indenture Trustees on the Consummation Date.

          In addition to the Indenture Trustees' fees and expenses provided for above (which cover such Indenture Trustees' fees and expenses incurred through January 31, 1994, and shall be paid in cash on the Consummation Date), not less than twenty (20) days prior to the Confirmation Hearing, the Indenture Trustees shall submit to the Debtor and the Creditors' Committee backup for their fees and expenses after January 31, 1994, accrued through not later than thirty (30) days prior to the Confirmation Hearing. If neither the Debtor nor the Creditors' Committee has advised the Indenture Trustee in writing of its specific objections to such further and subsequent fees and expenses by the Confirmation Hearing, the Debtor shall pay such fees and expenses in cash on the Consummation Date. The Indenture Trustees' reasonable fees and expenses (as determined in accordance with the applicable Indenture), accrued after the time period set forth in the first sentence hereof, including reasonable fees and expenses incurred in securing payments hereunder and in otherwise implementing this Plan, shall be paid in cash, on the later of the Consummation Date or twenty (20) days after the receipt of backup for such fees and expenses by the Debtor and the Creditors' Committee, unless the Creditors' Committee and/or the Debtor notify the Indenture Trustees in writing of its specific objections to such fees and expenses within such twenty (20) day time period in which case all fees and expenses not specifically objected to shall be paid in cash by Reorganized Telemundo. With respect to those Indenture Trustees fees and expenses that are specifically disputed, the Indenture Trustee may submit appropriate applications for payment to the Bankruptcy Court within the time set by the Bankruptcy Court for professionals to file final fee applications (provided, however, if such
                                                  --------  -------
fees and expenses are incurred after the Consummation Date, such applications must be submitted within sixty (60) days after the objection to such fees and expenses), and the reasonableness of such fees and expenses shall be determined by the Bankruptcy Court after notice and hearing applying the standards for reasonableness contained in the applicable Indenture. To the extent that the Bankruptcy Court finds specific fees and expenses of an Indenture Trustee to be unreasonable (as determined in accordance with the applicable Indenture), such specific fees and expenses shall not be paid by Reorganized Telemundo or otherwise. In the event the Indenture Trustees' fees and expenses are not fully paid on the Consummation Date, Telemundo shall reserve and remit to the respective Indenture Trustee cash in the amount of (i) such Indenture Trustee's previously requested and unpaid fees and expenses plus (ii) $20,000 (or such lesser amount as may be agreed to by the Indenture Trustee). The respective Indenture Trustees shall have a perfected first priority lien on such cash to secure payment of their fees and expenses. In the event any such fees and expenses are timely objected to and disallowed by the Bankruptcy court, the cash reserved for such disallowed fees and expenses and which is in excess of any outstanding and not disallowed fees and expenses, shall be delivered to Reorganized Telemundo and the Indenture Trustee shall have no further claim to such cash or for reimbursement of such disallowed fees and expenses. The treatment of the Indenture Trustees' fees and expenses as provided in this
Section 17.01 shall be in lieu of, and in consideration for, the respective Indenture Trustee's statutory or contractual lien rights under the applicable Indenture.

          The fees and expenses of Chemical Bank, as predecessor indenture trustee to Bankers Trust, incurred prior to and after July 30, 1993 shall be treated in accordance with the preceding paragraph.

          To the extent any fees and expenses of Moses & Singer as special counsel to the Creditors' Committee are not Allowed under sections 330 and 331 of the Bankruptcy

Code, Bankers Trust may thereafter request payment under this Section 17.01 of such fees and expenses as part of its reasonable expenses as Indenture Trustee, in addition to any fees and expenses previously requested by Bankers Trust.

          The satisfactions, releases and discharges set forth in this Section
17.01 shall also act as an injunction against any Entity commencing or continuing any action, employment of process or act to collect, offset, affect or recover any Claim or Cause of Action satisfied, released or discharged hereunder.

          By reason of and in consideration for the undertakings by Reorganized Telemundo and the Administrator under Section 17.04 of this Plan, Section 17.04 of this Plan shall also act as (a) an injunction against (i) the Administrator from asserting claims against Reorganized Telemundo in connection with any claim arising from or related to the provisions contained in Section 17.04 of this Plan or in connection with his acts and omissions as Administrator; provided,
                                                                    --------
however, that the Administrator may assert claims against Reorganized Telemundo
- -------
in connection with that certain lien granted in his favor and in connection with certain out-of-pocket expenses pursuant to Section 17.04 of this Plan; (ii) Reorganized Telemundo from asserting claims against the Administrator in connection with his acts and omissions in his official capacity as Administrator; and (iii) any Indemnitee from asserting any claims against Telemundo or Reorganized Telemundo in connection with any claim arising from or related to the provisions contained in Section 17.04 of this Plan or in connection with acts or omissions of the Administrator in his official capacity; provided, however, that such Indemnitee may assert a claim for a Covered Expense
- --------  -------
in connection with a Covered Claim as provided in Section 17.04 of this Plan and
(b) a waiver of all claims enjoined pursuant to clauses (a)(i) through (a)(iii) of this paragraph.

          17.02.  Guaranties and Claims of Subordination.
                  --------------------------------------

              (a) Guaranties.  The classification and the manner of satisfying
                  ----------
all Claims under this Plan takes into consideration the possible existence of any alleged guaranties by the Debtor of obligations of any Entity or Entities, and that the Debtor may be a joint obligor with another Entity or Entities with respect to the same obligation. All Claims against the Debtor based upon any such guaranties shall be satisfied, discharged and released in the manner provided in this Plan and the holders of Claims shall be entitled to only one distribution with respect to any given obligation of the Debtor.

          (b) Claims of Subordination.  All Claims against and Interests in the
              -----------------------
Debtor, and all rights and claims between or among Creditors or holders of Interests relating in any manner whatsoever to Claims against or Interests in the Debtor, based on any contractual, legal or equitable subordination rights, shall be terminated upon confirmation of this Plan by the Bankruptcy Court (subject only to the occurrence of the Consummation Date) and discharged in the manner provided in this Plan, and all such Claims, Interests and rights so based and all such contractual, legal and equitable subordination rights to which any Entity may be entitled shall be irrevocably waived upon confirmation of this Plan by the Bankruptcy Court (subject only to the occurrence of the Consummation
Date). Except as otherwise provided in this Plan and to the fullest extent permitted by applicable law, the rights afforded and the distributions that are made in respect of any Claims hereunder shall not be subject to levy, garnishment, attachment or like legal process by any Creditor or holder of an Interest by reason of any contractual, legal or equitable subordination rights, so that, notwithstanding any such contractual, legal or equitable subordination, each Creditor shall have and receive the benefit of the rights and distributions set forth in this Plan.

          Pursuant to Bankruptcy Rule 9019 and any applicable state law and as consideration for the distributions and other benefits provided under this Plan, the provisions of this Section 17.02(b) shall constitute a good faith compromise and settlement of any Causes of Action relating to the matters described in this
Section 17.02(b) which could be brought by any holder of a Claim or Interest against or involving another holder of a Claim or Interest, which compromise and settlement is in the best interests of Creditors and holders of Interests and is fair, equitable and reasonable. This settlement shall be approved by the Bankruptcy Court as a settlement of all such Causes of Action. The Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state law, including, without limitation, the laws of the States of New York and Delaware, given and made after due notice and opportunity for hearing, shall bar any such Cause of Action by any holder of a Claim or Interest against or involving another holder of a Claim or Interest.

          17.03.  Survival of Indemnification Obligations.  Except as otherwise
                  ---------------------------------------
set forth in this Section 17.03 or in Section 17.04 of this Plan, all claims against Telemundo by any past or present director, officer, employee or agent of Telemundo, or person who may have served at the request of Telemundo as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each such person an "indemnified party" and, collectively, the "indemnified parties") for indemnification and contribution made under or pursuant to Telemundo's Certificate of Incorporation, By-Laws, any indemnification agreement to which Telemundo is a party or Delaware law, shall be discharged. With the exceptions of the claims asserted in the Gandal Litigation and the Profit Sharing Litigation, the Debtor is unaware of any claims that can be asserted against any of the indemnified parties. Notwithstanding the preceding sentences of this
Section 17.03, the obligations of the Debtor and Reorganized Telemundo pursuant to Reorganized Telemundo's Restated Certificate of Incorporation, Restated By-Laws, any agreement to which Telemundo is a party or any applicable laws to indemnify (a) any directors of the Debtor who continue to serve in such capacity with Reorganized Telemundo after the Consummation Date, (b) any present officers of the Debtor who have entered into employment or completion contracts with the Debtor which are in full force and effect on the Consummation Date, and (c) any present officers of the Debtor not included in clause (b) of this sentence who continue to be employed by Reorganized Telemundo for a period of ninety (90) consecutive days following the Consummation Date, in each case from and against any expenses, judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding against any of such indemnified parties in respect of all past, present and future actions, suits and proceedings based upon any acts and omissions related to, arising from and in connection with service to, for or on behalf of Telemundo shall not be discharged or impaired by confirmation or consummation of this Plan, but shall survive unaffected by the reorganization contemplated by this Plan and shall be performed and honored to the fullest extent permitted by Reorganized Telemundo's Restated Certificate of Incorporation, Restated By-Laws, or applicable law and, to the extent applicable, such obligations to indemnify shall be deemed to be and shall be treated as though they are, executory contracts that are assumed under this Plan.

          17.04.  Survival of Indemnification Obligations to Indemnitees.
                  ------------------------------------------------------

               (a)  Designation.  From and after the Consummation Date,
                    -----------
Reorganized Telemundo shall pay all Covered Expenses incurred by Indemnitees arising out of or incurred in connection with Covered Claims; provided, that the
                                                              --------
total of all of Reorganized Telemundo's obligations under this Section 17.04(a) shall be limited to the Cap. Subject to the terms and conditions of this Section 17.04, the obligation of Reorganized Telemundo under this Section 17.04 shall constitute an unconditional obligation to pay amounts up to the Cap and such obligation shall not be conditioned upon the Indemnitees being entitled to receive indemnification or contribution from Reorganized Telemundo in accordance with the requirements or standards contained in section 145 of the General Corporation Law of the State of Delaware or otherwise. Reorganized Telemundo shall have no further liability to Indemnitees hereunder, including, without limitation, any liabilities for any further Covered Expenses (i) at such time as Reorganized Telemundo has paid an amount in respect of Covered Expenses equal to the Cap, or (ii) for Covered Expenses that arise out of Covered Claims which are not pending until on or after the date that is six (6) years after the Consummation Date.

          (b) Administration and Payment.  Howard E. Steinberg shall be the
              --------------------------
initial Administrator of Reorganized Telemundo's obligations under this Section 17.04; provided, however, that in the event Howard E. Steinberg is unable to
       --------  -------
serve as Administrator, Andrew B. Donnellan, Jr. shall be the Administrator;

further, provided, however, that if a majority of Indemnitees designate a person
- -------  --------  -------
other than Howard E. Steinberg or Andrew B. Donnellan, Jr., as the case may be, to serve as Administrator, then upon such designation that person, and not Howard E. Steinberg, or Andrew B. Donnellan, Jr., as the case may be, shall serve as Administrator hereunder. The Administrator shall have a lien prior to that of the Indemnitees on all funds authorized to be expended by Reorganized Telemundo hereunder for the sole purpose of reimbursing the Administrator for any out-of-pocket expenses incurred by the Administrator in his official capacity; provided, however, that the Administrator shall not be entitled to
          --------  -------
payment for any fees other than out-of-pocket expenses incurred in connection with his obligations under this Section 17.04. The Indemnitee who is a defendant in a Covered Claim in respect of which claims may be asserted against Reorganized Telemundo hereunder shall control all aspects of that Covered Claim including, but not limited to, the selection of counsel. If more than one defendant in any Covered Claim is a Indemnitee, the litigation shall be controlled by the Indemnitees' Committee. The Administrator shall administer payments to Indemnitees as follows: (i) reasonable fees and costs shall be approved upon submission; and (ii) proposed settlements, and the fair and equitable allocation of fees and costs as between any defendants to the same action, shall be subject to the approval of the Administrator, which shall not be unreasonably withheld. Reorganized Telemundo shall reimburse Indemnitees for Covered Expenses in full, in cash, promptly, but in no event later than fifteen
(15) days following a submission by the Administrator certifying that the reimbursement requested is a Covered Expense incurred in connection with a Covered Claim. In addition to its obligations as set forth elsewhere in this Section 17.04, Telemundo and Reorganized Telemundo shall be responsible for all costs and expenses incurred in connection with the estimation and/or allowance of claims against Telemundo related to the Gandal Litigation and/or the Profit Sharing Litigation, including the prosecution or defense of any appeals in connection with the allowance or estimation of such claims by the Bankruptcy Court, and, in the event that such claims are not estimated or fixed by the Bankruptcy Court, the prosecution or defense costs and expenses of any appeals related thereto. The Debtor shall object to the Claims related to such litigations consistent with Section 15.01 of this Plan. Subject to the second preceding sentence, with respect to any direct liability for litigation costs, attorneys' fees and settlements of the individual defendants to the Gandal Litigation and/or the Profit Sharing Litigation, and any costs that are independent of Telemundo's liability and incremental thereto that are not covered by insurance are Covered Expenses pursuant to paragraph (a) above.

          (c) Proofs of Claim; Withdrawal.  In consideration of the provisions
              ---------------------------
of this Section 17.04, on the Consummation Date, all proofs of Claim filed against Telemundo by a Reliance Entity shall be expunged, dismissed and withdrawn with prejudice; provided, however, that proofs of Claim numbered 56,
                          --------  -------
58, 59 and 60, filed by Reliance Capital Group, L.P., Reliance Capital Group, Inc., Reliance Group Holdings, Inc. and Reliance Insurance Company, respectively, shall be expunged, dismissed and withdrawn with prejudice only to the extent that such proofs of Claim assert Claims for indemnification or contribution.


                                ARTICLE EIGHTEEN

                            MISCELLANEOUS PROVISIONS

          18.01.  Bankruptcy Court to Retain Jurisdiction.  The business and
                  ---------------------------------------
assets of the Debtor shall remain subject to the jurisdiction of the Bankruptcy Court until the Consummation Date. From and after the Consummation Date, except as otherwise provided by law, the Bankruptcy Court shall retain and have exclusive jurisdiction over Reorganized Telemundo and the Chapter 11 Case for the purposes of determining all disputes and other issues presented by or arising under this Plan including, without limitation, exclusive jurisdiction to
(a) determine any and all disputes relating to Claims and Interests and the allowance and amount thereof, (b) determine any and all disputes among Creditors with respect to their Claims, (c) consider and allow any and all applications for compensation for professional services rendered and disbursements incurred in connection therewith, (d) determine any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Consummation Date and arising in or related to the Chapter 11 Case or this Plan, (e) modify this Plan as provided for in Section 18.10 hereof or to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order, (f) enforce the provisions of this Plan relating to the distributions to be made hereunder, (g) if necessary, determine the contractual rights of subordination between or among holders of Claims and Interests with respect to distributions under this Plan,
(h) issue such orders, consistent with section 1142 of the Bankruptcy Code, as may be necessary to effectuate the consummation and full and complete implementation of this Plan, (i) enforce and interpret any provisions of this Plan, (j) determine such other matters as may be set forth in the Confirmation Order or that may arise in connection with the implementation of this Plan, (k) determine the final amounts allowable as compensation or reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code and (l) determine all matters relating to the interpretation and enforcement of the Blair Settlement Agreement.

          18.02.  Binding Effect of this Plan.  The provisions of this Plan
                  ---------------------------
shall be binding upon and inure to the benefit of Reorganized Telemundo, any holder of a Claim, any holder of an Interest and their respective predecessors, successors, assigns, agents, officers and directors.

          18.03.  Nonvoting Equity Securities.  In accordance with section
                  ---------------------------
1123(a)(6) of the Bankruptcy Code, any and all authorized shares of Telemundo Preferred Stock shall be canceled and become null and void as of the Consummation Date, and the Restated Certificate of Incorporation of Reorganized Telemundo shall contain a provision prohibiting the issuance of nonvoting equity securities by Reorganized Telemundo.

          18.04.  Authorization of Corporate Action.  The entry of the
                  ---------------------------------
Confirmation Order shall constitute a direction and authorization to and of the Debtor and Reorganized Telemundo to take or cause to be taken any corporate action necessary or appropriate to consummate the provisions of this Plan (including, without limitation, the filing of or amending or restating the Certificate of Incorporation of Reorganized Telemundo), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court.

          18.05.  Withdrawal of this Plan.  Subject to its obligations under the
                  -----------------------
Blair Settlement Agreement, if any, the Debtor reserves the right, at any time prior to the entry of the Confirmation Order, to revoke or withdraw this Plan with the written consent of the Creditors' Committee; provided, however, that if the
                                             --------  -------
Creditors' Committee takes any action to terminate or object to the continuation of exclusivity or any action inconsistent with the confirmation of this Plan, the Debtor shall have no obligation to receive the consent of the Creditors' Committee to withdraw this Plan. If the Debtor revokes or withdraws this Plan or if the Confirmation Date does not occur, then this Plan will be deemed null and void.

          18.06.  Captions.  Article and Section captions used in this Plan are
                  --------
for convenience only and will not affect the construction of this Plan.

          18.07.  Method of Notice.  All notices required to be given under this
                  ----------------
Plan, if any, shall be in writing and shall be sent by first class mail, postage prepaid, or by overnight courier:

     If to the Debtor, to:

     Telemundo Group, Inc.
     1740 Broadway
     New York, New York  10019
     Attn:  Chief Financial Officer

     With copies to:

     Fried, Frank, Harris, Shriver & Jacobson
     One New York Plaza
     New York, New York  10004
     Attn:  Brad Eric Scheler, Esq.

     If to the Creditors' Committee, to its Chairperson:

     Apollo Advisors, L.P.
     1999 Avenue of the Stars
     Suite 1900
     Los Angeles, California  90067
     Attn:  Arthur H. Bilger

     With copies to:

     Berlack, Israels & Liberman
     120 W. 45th Street
     New York, New York  10036
     Attn:  Edward S. Weisfelner, Esq.

     -and-

     Moses & Singer
     1301 Avenue of the Americas
     New York, New York  10019
     Attn:  Alan Kolod, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

          18.08.  Dissolution of Creditors' Committee.  On the Consummation
                  -----------------------------------
Date, the Creditors' Committee shall dissolve and the members of, and professionals engaged by, the Creditors' Committee shall thereupon be released and discharged of and from all authority, duties, responsibilities, obligations and liabilities, if any, related to and arising from and in connection with the Chapter 11 Case. The provisions of this Section 18.08 shall in no way limit the provisions of Section 17.01 of this Plan.

          18.09.  Section 1125(e) of the Bankruptcy Code.  Each of the members
                  --------------------------------------
of the Creditors' Committee and each of the Reliance Entities (and each of their respective affiliates) have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of this Plan, in good faith and in compliance with all applicable provisions of the Bankruptcy Code, and have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale and purchase of the securities offered and sold under this Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation and/or purchase, will not be liable at any time for violation of any applicable law, rule, or regulation governing the solicitation of acceptance or rejection of this Plan or the offer, issuance, sale or purchase of the securities hereunder.

          18.10.  Continued Confidentiality Obligations.  Pursuant to the terms
                  -------------------------------------
thereof, members of and advisors to the Creditors' Committee, any other holder of a Claim or Interest and their respective predecessors and successors shall continue to be obligated and bound by the terms of any confidentiality agreements executed by them with the Debtor (both before and after the Filing
Date) in connection with the negotiations regarding the restructuring of the Debtor's outstanding indebtedness or the Chapter 11 Case.

       18.11.  Amendments and Modifications to Plan.  Except as provided by the
               ------------------------------------
Blair Settlement Agreement, notwithstanding any other provisions of the Bankruptcy Code, this Plan may only be altered, amended or modified by the Debtor with the written consent of the Creditors' Committee before or after the Confirmation Date. Such alterations, amendments and modifications shall otherwise be in accordance with the provisions of section 1127 of the Bankruptcy Code; provided,
                                                                       --------
however, that if the Creditors' Committee takes any action to terminate or
- -------
object to the continuation of exclusivity or any action inconsistent with the confirmation of this Plan, the Debtor shall have no obligation to receive the consent of the Creditors' Committee for any alteration, amendment or modification of this Plan.

Dated: New York, New York
       April 29, 1994
                               Respectfully submitted,
                               TELEMUNDO GROUP, INC.


                             By:  /s/ Peter J. Housman II
                                  -----------------------
                                  Peter J. Housman II
                                  President-Business and
                                    Corporate Affairs
FRIED, FRANK, HARRIS, SHRIVER
  & JACOBSON
(A Partnership Including
  Professional Corporations)
Attorneys for Telemundo Group, Inc.,
Debtor and Debtor-In-Possession
One New York Plaza
New York, New York  10004
(212) 820-8000


By:  /s/ Brad Eric Scheler
     ---------------------
     Brad Eric Scheler (BES-4862)
     A Member of the Firm
     (212) 820-8019

                                  Exhibit P-1



                           Blair Settlement Agreement

                                  Exhibit P-2



                           Creditor Warrant Agreement

                                  Exhibit P-3



                           New Senior Note Indenture

                                  Exhibit P-4



                             1994 Stock Option Plan

                                  Exhibit P-5



                             O & Y Letter Agreement

                                  Exhibit P-6



                           Reliance Warrant Agreement

                                  Exhibit P-7



                                Restated By-Laws
                            of Telemundo Group, Inc.

                                  Exhibit P-8



                            Restated Certificate of
                     Incorporation of Telemundo Group, Inc.

                                  Exhibit P-9



                                  Rights Plan

                                  Exhibit P-10



                           Standby Purchase Agreement

                                  Exhibit P-11



                         Registration Rights Agreement